CREDIT AGREEMENT


                          Dated as of May 23, 1996

                                   among


                            THIOKOL CORPORATION


                                    and


                    THE FIRST NATIONAL BANK OF CHICAGO,
                 Individually and As Administrative Agent,


                                    and


                   THE LENDING INSTITUTIONS PARTY HERETO




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                                          TABLE OF CONTENTS


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ARTICLE I. DEFINITIONS.............................................................................................. 1


ARTICLE II.   THE CREDITS.......................................................................................... 13

       2.1.       Syndicated Advances.............................................................................. 13
                  2.1.1.      Commitments to Make Syndicated Loans................................................. 13
                  2.1.2.      Ratable Loans........................................................................ 13
                  2.1.3.      Syndicated Advance Rate Options...................................................... 13
                  2.1.4.      Method of Selecting Rate Options and Interest Periods for Syndicated
                              Advances............................................................................. 14
       2.1.5.     Conversion and Continuation of Outstanding Syndicated Advances................................... 14
       2.2.       Competitive Bid Advances......................................................................... 15
                  2.2.1.      Bid Option........................................................................... 15
                  2.2.2.      Bid Quote Request.................................................................... 15
                  2.2.3.      Invitation for Bid Quotes............................................................ 15
                  2.2.4.      Submission and Contents of Bid Quotes................................................ 16
                  2.2.5.      Notice to Company.................................................................... 18
                  2.2.6.      Acceptance and Notice by Company..................................................... 18
                  2.2.7.      Allocation by Administrative Agent................................................... 19
                  2.2.8.      Payment on Last Day of Interest Period............................................... 19
       2.3.       General Facility Terms........................................................................... 19
                  2.3.1.      Method of Borrowing.................................................................. 18
                  2.3.2.      Minimum Amount of Each Advance....................................................... 19
       2.3.3.     Termination; Required Payments................................................................... 20
                  2.3.4.      Optional Principal Payments.......................................................... 20
                  2.3.5.      Facility Fees and Voluntary Reduction of Commitments................................. 20
                  2.3.6.      Agency Fee and Auction Fee........................................................... 20
       2.3.7.     Changes in Interest Rate, etc.................................................................... 21
                  2.3.8.      Rate after Maturity.................................................................. 21
                  2.3.9.      Interest Payment Dates; Interest and Fee Basis....................................... 21
                  2.3.10.     Method of Payment.................................................................... 22
                  2.3.11.     Notes; Telephonic Notices............................................................ 22
                  2.3.12.     Notification of Advances, Interest Rates, Prepayments and
                              Commitment Reductions................................................................ 23
                  2.3.13.     Lending Installations................................................................ 23



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                  2.3.14.     Non-Receipt of Funds by the Administrative Agent..................................... 24
                  2.3.15.     Withholding Tax Exemption.............................................................24

ARTICLE III.   CHANGE IN CIRCUMSTANCES; INDEMNIFICATION............................................................ 25

       3.1.       Yield Protection................................................................................. 25
       3.2.       Changes in Capital Adequacy Regulations.......................................................... 25
       3.3.       Availability of Interest Rate.................................................................... 26
       3.4.       Failure to Pay or Borrow on Certain Dates........................................................ 27
       3.5.       Bank Certificates; Survival of Indemnity......................................................... 27


ARTICLE IV.   CONDITIONS PRECEDENT................................................................................. 27

       4.1.       Initial Advance.................................................................................. 27
       4.2.       Each Advance..................................................................................... 29


ARTICLE V.   REPRESENTATIONS AND WARRANTIES........................................................................ 29

       5.1.       Corporate Existence and Standing................................................................. 29
       5.2.       Authorization and Validity....................................................................... 29
       5.3.       Compliance with Laws and Contracts............................................................... 30
       5.4.       Financial Statements............................................................................. 30
       5.5.       Material Adverse Change.......................................................................... 30
       5.6.       Taxes............................................................................................ 30
       5.7.       Litigation....................................................................................... 31
       5.8.       ERISA............................................................................................ 31
       5.9.       Defaults and Prepayment Event.................................................................... 31
       5.10.      Accuracy of Information.......................................................................... 31
       5.11.      Regulation U..................................................................................... 31
       5.12.      Pari Passu....................................................................................... 31
       5.13.      Investment Company............................................................................... 32
       5.14.      Material Laws.................................................................................... 32
       5.15.      Material Agreements.............................................................................. 32
       5.16.      Subsidiaries..................................................................................... 32
       5.17.      Ownership of Properties.......................................................................... 32


ARTICLE VI.   COVENANTS............................................................................................ 33




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       6.1.       Affirmative Covenants............................................................................ 33
                  6.1.1.      Financial Reporting.................................................................. 33
                  6.1.2.      Use of Proceeds...................................................................... 35
                  6.1.3.      Notice of Default and Prepayment Event............................................... 35
                  6.1.4.      Conduct of Business.................................................................. 35
                  6.1.5.      Payment of Taxes..................................................................... 36
                  6.1.6.      Insurance............................................................................ 36
                  6.1.7.      Compliance with Laws................................................................. 36
                  6.1.8.      Maintenance of Properties............................................................ 36
                  6.1.9. Inspection................................................................................ 36
       6.2.       Negative Covenants............................................................................... 37
                  6.2.1.      Dividends............................................................................ 37
                  6.2.2.      Indebtedness of Subsidiaries......................................................... 37
                  6.2.3.      Merger............................................................................... 37
                  6.2.4.      Sale of Assets....................................................................... 38
                  6.2.5.      Sale and Leaseback................................................................... 38
                  6.2.6.      Liens................................................................................ 38
                  6.2.7.      Funded Debt/EBITDA Ratio............................................................. 39


ARTICLE VII.   DEFAULTS............................................................................................ 40


ARTICLE VIII.   ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES..................................................... 42

       8.1.       Acceleration; Allocation of Payments after Default or Prepayment Event........................... 42
       8.2.       Amendments....................................................................................... 43
       8.3.       Preservation of Rights........................................................................... 43


ARTICLE IX.   GENERAL PROVISIONS................................................................................... 43

       9.1.       Survival of Representations...................................................................... 44
       9.2.       Governmental Regulation.......................................................................... 44
       9.3.       Taxes............................................................................................ 44
       9.4.       Choice of Law.................................................................................... 44
       9.5.       Consent to Jurisdiction.......................................................................... 44
       9.6.       Waiver of Jury Trial............................................................................. 44
       9.7.       Headings......................................................................................... 45
       9.8.       Entire Agreement................................................................................. 45
       9.9.       Several Obligations.............................................................................. 45


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       9.10.      Expenses......................................................................................... 45
       9.12.      Numbers of Documents............................................................................. 46
       9.13.      Confidentiality.................................................................................. 46
       9.14.      Termination of and Waiver Under Prior Agreement.................................................. 46


ARTICLE X.   THE ADMINISTRATIVE AGENT.............................................................................. 47

       10.1.      Appointment...................................................................................... 47
       10.2.      Powers........................................................................................... 47
       10.3.      General Immunity................................................................................. 47
       10.4.      No Responsibility for Loans, Recitals, etc....................................................... 47
       10.5.      Right to Indemnity............................................................................... 47
       10.6.      Action on Instructions of Banks.................................................................. 47
       10.7.      Employment of Agents and Counsel................................................................. 48
       10.8.      Reliance on Documents; Counsel................................................................... 48
       10.9.      Administrative Agent's Reimbursement............................................................. 48
       10.10.     Rights as a Bank................................................................................. 48
       10.11.     Bank Credit Decision............................................................................. 48
       10.12.     Successor Administrative Agent................................................................... 49
       10.13.     Distribution of Information...................................................................... 49


ARTICLE XI.   SETOFF; RATABLE PAYMENTS............................................................................. 50

       11.1.      Setoff........................................................................................... 50
       11.2.      Ratable Payments................................................................................. 50
       12.1.      Successors and Assigns........................................................................... 50
       12.2.      Participations................................................................................... 51
                  12.2.1.     Permitted Participants; Effect....................................................... 51
                  12.2.2.     Voting Rights........................................................................ 51
       12.3.      Assignments...................................................................................... 52
                  12.3.1.     Permitted Assignments................................................................ 52
       12.3.2.    Substitution of Bank............................................................................. 52
                  12.3.3.     Effect; Effective Date............................................................... 52
       12.4.      Dissemination of Information..................................................................... 53
       12.5.      Tax Treatment.................................................................................... 53


ARTICLE XIII.   NOTICES............................................................................................ 54



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       13.1.      Giving Notice.................................................................................... 54
       13.2.      Change of Address................................................................................ 54


ARTICLE XIV.   COUNTERPARTS........................................................................................ 54


                                                       EXHIBITS


EXHIBIT "A"              -    Syndicated Loans Promissory Note..................................................... 62
EXHIBIT "B"              -    Bid Loans Promissory Note............................................................ 64
EXHIBIT "C"              -    Bid Quote Request.................................................................... 66
EXHIBIT "D"              -    Invitation for Bid Quotes............................................................ 67
EXHIBIT "E"              -    Bid Quote............................................................................ 68
EXHIBIT "F"              -    Opinion of Counsel................................................................... 69
EXHIBIT "G"              -    Loan/Credit Related Money Transfer Instruction....................................... 72
EXHIBIT "H"              -    Assignment Agreement................................................................. 73



                                                       SCHEDULES


SCHEDULE "1"             -    Subsidiaries......................................................................... 83
SCHEDULE "2"             -    Indebtedness of Subsidiaries......................................................... 84
SCHEDULE "3"             -    Liens................................................................................ 85


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                            THIOKOL CORPORATION
                              CREDIT AGREEMENT


     This Credit Agreement dated as of May 23, 1996 is among Thiokol Corporation, a Delaware corporation, each of the undersigned banks and The First National Bank of Chicago, individually and as agent for such banks. The parties hereto agree as follows:


                                 ARTICLE I

                                DEFINITIONS


     As used in this Agreement:

     "Absolute Rate Auction" means a solicitation of Bid Quotes setting forth Bid Absolute Rates pursuant to Section 2.2.

     "Absolute Rate Interest Period" means, with respect to a Bid Absolute Rate Advance, a period of not more than 270 days commencing on a Business Day selected by the Company pursuant to this Agreement. If such Absolute Rate Interest Period would end on a day which is not a Business Day, such Absolute Rate Interest Period shall end on the next succeeding Business Day.

     "Advance" means either a Syndicated Advance or a Bid Advance.

     "Administrative Agent" means The First National Bank of Chicago in its capacity as agent for the Banks pursuant to Article X, and not in its individual capacity as a Bank, and any successor Administrative Agent appointed pursuant to Article X.

     "Aggregate Available Commitment" means at any time the Aggregate Commitment at such time less the Outstandings at such time.

     "Aggregate Commitment" means the aggregate of the Commitments of all the Banks hereunder.

     "Agreement" means this credit agreement, as it may be amended from time to time.

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     "Applicable Facility Fee" means a facility fee determined by reference to the applicable Level as set forth below:

                Level I:               .08% per annum

                Level II:              .10% per annum

                Level III:             .125% per annum

                Level IV:              .15% per annum

                Level V:               .20% per annum

The applicable Level shall be determined from the Funded Debt/EBITDA Ratio set forth in the schedules delivered by the Company pursuant to Section 6.1.1(d). The adjustment, if any, to the Applicable Facility Fee shall be effective retroactively as of the first day of the fiscal quarter in which any such schedule indicating that an adjustment is to be made is required to be delivered (that is, as of the first day of the fiscal quarter immediately following the fiscal quarter for which such schedule reports). The initial Applicable Facility Fee shall be based on the Company's certified calculation of its Funded Debt/EBITDA Ratio as of the last day of the last complete fiscal quarter of the Company prior to the date of this Agreement delivered to the Administrative Agent pursuant to Section 4.1(e).

     "Applicable Margin" means a margin determined by reference to the applicable Level as set forth below:

                 Level I:               .22%

                 Level II:              .25%

                 Level III:             .275%

                 Level IV:              .30%

                 Level V:               .35%

The applicable Level shall be determined from the Funded Debt/EBITDA Ratio set forth in the schedules delivered by the Company pursuant to Section 6.1.1(d). The adjustment, if any, to the Applicable Margin shall be effective retroactively as of the first day of the fiscal quarter in which any such schedule indicating that an adjustment is to be made is required to be delivered (that is, as of the first day of the fiscal quarter immediately following the fiscal quarter for which such schedule

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reports).  The initial  Applicable  Margin shall be based on the  Company's certified calculation of its Funded Debt/EBITDA Ratio as of the last day of the last complete fiscal quarter of the Company prior to the date of this Agreement delivered to the Administrative Agent pursuant to Section 4.1(e).

     "Arranger" means First Chicago Capital Markets, Inc.

     "Article" means an article of this Agreement unless another document is specifically referenced.

     "Authorized Representative" means the Chief Financial Officer or the Treasurer of the Company or any other officer or employee of the Company designated in writing as an "Authorized Representative" under this Agreement by the Chief Financial Officer or the Treasurer of the Company.

     "Bankruptcy Code" means Title 11, United States Code Sections 1 et seq., as the same may be amended from time to time, and any successor thereto or replacement therefor which may be hereafter enacted.

     "Banks" means the banks listed on the signature pages of this Agreement and their respective successors and assigns.

     "Base Eurodollar Rate" means, with respect to a Eurodollar Rate Advance or Bid Eurodollar Advance for the relevant Eurodollar Interest Period, the rate determined by the Administrative Agent to be the rate at which deposits in U.S. Dollars are offered by First Chicago to first-class banks in the London interbank market at approximately 11 a.m. (London time) two Business Days prior to the first day of such Eurodollar Interest Period, in the approximate amount of First Chicago's relevant Eurodollar Rate Loan and having a maturity approximately equal to such Eurodollar Interest Period (for purposes of Bid Eurodollar Advances, such amount shall be determined as if First Chicago were to participate in such Advance ratably in proportion to its Commitment).

     "Bid Absolute Rate" means, with respect to a Bid Absolute Rate Loan made by a given Bank for the relevant Absolute Rate Interest Period, the rate of interest per annum (rounded to the nearest 1/100th of 1%) offered by such Bank and accepted by the Company.

     "Bid Absolute Rate Advance" means a borrowing hereunder consisting of the aggregate amount of the several Bid Absolute Rate Loans made by some or all of the Banks to the Company at the same time and for the same Interest Period.

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     "Bid Absolute Rate Loan" means a Loan which bears  interest at the Bid
Absolute Rate.

     "Bid Advance" means a borrowing hereunder consisting of the aggregate amount of the several Bid Loans made by some or all of the Banks to the Company at the same time and for the same Interest Period.

     "Bid Borrowing Notice" is defined in Section 2.2.6.

     "Bid Eurodollar Advance" means a borrowing hereunder consisting of the aggregate amount of the several Bid Eurodollar Loans made by some or all of the Banks to the Company at the same time and for the same Interest Period.

     "Bid Eurodollar Loan" means a Loan which bears interest at the Bid Eurodollar Rate.

     "Bid Eurodollar Rate" means, with respect to a Bid Eurodollar Loan made by a given Bank for the relevant Eurodollar Interest Period, the sum of (a) the Base Eurodollar Rate and (b) the Bid Margin offered by such Bank and accepted by the Company.

     "Bid Loan" means a Bid Eurodollar Loan or a Bid Absolute Rate Loan.

     "Bid Margin" means the margin above or below the applicable Base Eurodollar Rate offered for a Bid Eurodollar Loan, expressed as a percentage (rounded to the nearest 1/10,000th of 1%) to be added or subtracted from such Base Eurodollar Rate.

     "Bid Note" means a promissory note in substantially the form of Exhibit "B" hereto, with appropriate insertions, duly executed and delivered to the Administrative Agent by the Company and payable to the order of a Bank in the amount of the initial Aggregate Commitment, including any amendment, modification, renewal or replacement of such promissory note.

     "Bid Quote" means a Bid Quote substantially in the form of Exhibit "E" hereto completed and delivered by a Bank to the Administrative Agent in accordance with Section 2.2.4.

     "Bid Quote Request" means a Bid Quote Request substantially in the form of Exhibit "C" hereto completed and delivered by the Company to the Administrative Agent in accordance with Section 2.2.2.

     "Borrowing Date" means a date on which an Advance is made hereunder.

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     "Borrowing  Notice"  means  a  Syndicated  Borrowing  Notice  or a Bid
Borrowing Notice.

     "Business Day" means (a) with respect to borrowing, payment or rate selection of Eurodollar Rate Advances or Bid Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open for business in Chicago and New York for the conduct of substantially all of their commercial lending activities and on which dealings in U.S. Dollars are carried on in the London interbank market and (b) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open for business in Chicago and New York for the conduct of substantially all of their commercial lending activities.

     "Capitalized Lease" of any Person means any lease or lease agreement which creates a Capitalized Lease Obligation of such Person.

     "Capitalized Lease Obligation" of any Person means the obligation of such Person, as lessee, to pay rent for the letting, use or hire of real or personal property which in accordance with GAAP is required to be presented on the balance sheet of such Person as a liability.

     "Commitment" means, for each Bank, the obligation of the Bank to make Loans not exceeding the amount set forth opposite its signature below, as such amount may be modified from time to time.

     "Company" means Thiokol Corporation, a Delaware corporation.

     "Consolidated EBITDA" means, for any period, Consolidated Net Income plus interest expense and provision for taxes based on income (in each case to the extent deducted in determining Consolidated Net Income), adjusted by adding thereto the amount of (i) all amortization of intangibles and depreciation and (ii) Receivables Facility Financing Costs (to the extent not otherwise included).

     "Consolidated Funded Debt" means all Indebtedness of the Company and its Consolidated Subsidiaries which, on the date of determination, would be required to be shown on the Company's consolidated balance sheet prepared in accordance with GAAP, plus all Receivables Facility Attributed Indebtedness of the Company and its Consolidated Subsidiaries on the date of determination regardless of its treatment under GAAP

     "Consolidated Net Income" means, for any period, the consolidated net after- tax income of the Company and its Consolidated Subsidiaries determined in accordance with GAAP.

     "Consolidated Subsidiary" means any Subsidiary that is consolidated on a balance sheet of the Company in accordance with GAAP.

     "Consolidated Total Assets" means, as at any date of determination, the aggregate value of assets of the Company and its Consolidated Subsidiaries determined in accordance with GAAP.

     "Conversion/Continuation Notice" is defined in Section 2.1.5.

     "Corporate Base Rate" means a rate per annum equal to the corporate base rate of interest announced by First Chicago from time to time, changing when and as said corporate base rate changes.

     "Default" means an event described in Article VII.

     "Dollars" and "$" mean lawful money of the United States of America.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Effective Date" means any Business Day on which the Company has complied with all of the terms and conditions of Section 4.1, the Company has paid all requisite fees to the Administrative Agent, the Company, the Administrative Agent and the Banks have executed this Agreement, and the Adminstrative Agent has notified the Company and the Banks that all such events have occurred.

     "Eurodollar Auction" means a solicitation of Bid Quotes setting forth Bid Margins based on the Base Eurodollar Rate pursuant to Section 2.2.

     "Eurodollar Interest Period" means, with respect to a Bid Eurodollar Advance or a Eurodollar Rate Advance, a period of one, two, three, six, or (subject to availability) nine or twelve months commencing on a Business Day selected by the Company pursuant to this Agreement. Such Eurodollar Interest Period shall end on the day in the succeeding calendar month which corresponds numerically to the beginning day of such Eurodollar Interest Period; provided, however, that if there is no such numerically corresponding day in such succeeding month, such Eurodollar Interest Period shall end on the last Business Day of such succeeding month. If a Eurodollar Interest Period would otherwise end on a day which is not a Business Day, such Eurodollar Interest Period shall end on the next succeeding Business Day; provided, however, that if said next succeeding Business Day falls in a new month, such Eurodollar Interest Period shall end on the immediately preceding Business Day.

     "Eurodollar Rate" means, with respect to a Eurodollar Rate Advance for the relevant Eurodollar Interest Period, a per annum rate equal to the sum of (a) the quotient of (i) the Base Eurodollar Rate applicable to that
Eurodollar Interest Period, divided by (ii) one minus the Reserve Requirement (expressed as a decimal) applicable to that Eurodollar Interest Period, if any, plus (b) the Applicable Margin. The Eurodollar Rate shall be rounded, if necessary, to the next higher 1/100th of 1%.

     "Eurodollar Rate Advance" means an Advance which bears interest at a Eurodollar Rate.

     "Eurodollar Rate Loan" means a Loan which bears interest at a Eurodollar Rate.

     "Federal Funds Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10 a.m. (Chicago time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

     "First Chicago" means The First National Bank of Chicago in its individual capacity and not as agent hereunder.

     "Fixed Rate" means the Eurodollar Rate, the Bid Eurodollar Rate or the Bid Absolute Rate.

     "Fixed Rate Advance"  means an Advance which bears interest at a Fixed
Rate.

     "Fixed Rate Loan" means a Loan which bears interest at a Fixed Rate.

    "Floating Rate" means, for any day, a rate per annum equal to the higher of (a) the Corporate Base Rate for such day and (b) the Federal Funds Rate for such day plus .5% per annum.

     "Floating Rate Advance" means an Advance which bears interest at the Floating Rate.

     "Floating Rate Loan" means a Loan which bears interest at the Floating
Rate.

     "Funded Debt/EBITDA Ratio" means, as at the last day of any fiscal quarter of the Company, the ratio of (i) Consolidated Funded Debt as of such day to (ii) Consolidated EBITDA for the four consecutive fiscal quarters ending on such day.

     "GAAP" means generally accepted principles of accounting as in effect at the time of application to the provisions hereof.

     "Guaranty" of any Person means any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assure any creditor of such other Person against loss, and shall include, without limitation, the contingent liability of such Person under or with respect to any Letter of Credit.

     "Howmet" means Howmet Corporation, a Delaware corporation.

     "Howmet Acquisition" means the acquisition by the Company directly or indirectly of sufficient equity interests in Howmet to make Howmet a Subsidiary of the Company.

     "Indebtedness" of any Person means, without duplication, (a) the obligations of such Person (i) for borrowed money, (ii) under or with respect to notes payable and drafts accepted which represent extensions of credit (whether or not representing obligations for borrowed money) to such Person or (iii) for the deferred purchase price of property or services other than current accounts payable arising in the ordinary course of business on terms customary in the trade, (b) the obligations of others, whether or not assumed, secured by Liens on property of such Person or payable out of the proceeds of or production from property now or hereafter owned or acquired by such Person, (c) the Capitalized Lease Obligations of such Person, (d) the obligations of such Person under Guaranties by such Person of any Indebtedness (other than obligations for borrowed money incurred to finance the purchase of property leased to such Person pursuant to a Capitalized Lease of such Person) of any other Person, and (e) all Receivables Facility Attributed Indebtedness of such Person on the date of determination.

     "Interest Period" means a Eurodollar Interest Period or an Absolute Rate Interest Period.

     "Invitation for Bid Quotes" means an Invitation for Bid Quotes substantially in the form of Exhibit "D" hereto completed and delivered by the Administrative Agent to the Banks in accordance with Section 2.2.3.

     "Lending Installation" means, for each type of Loan, any office, branch, subsidiary or affiliate of any Bank.

     "Letter of Credit" of any Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is account party or for which such Person is in any way liable.

     "Level" means any of Level I, Level II, Level III,  Level IV, or Level
V.

     "Level I" means, with respect to the Company's Funded Debt/EBITDA Ratio, a ratio less than .75 to 1.0.

     "Level II" means, with respect to the Company's Funded Debt/EBITDA Ratio, a ratio equal to or greater than .75 to 1.0 but equal to or less than 1.5 to 1.0.

     "Level III" means, with respect to the Company's Funded Debt/EBITDA Ratio, a ratio greater than 1.5 to 1.0 but equal to or less than 2.0 to 1.0.

     "Level IV" means, with respect to the Company's Funded Debt/EBITDA Ratio, a ratio greater than 2.0 to 1.0 but equal to or less than 2.5 to 1.0.

     "Level V" means, with respect to the Company's Funded Debt/EBITDA Ratio, a ratio greater than 2.5 to 1.0.

     "Lien" means, with respect to the property of any Person, any security interest, mortgage, pledge, lien, claim, charge, encumbrance, conditional sale agreement, title retention agreement, lessor's interest under a Capitalized Lease or analogous instrument, in, of or on any of the property of such Person.

     "Loan" means, with respect to a Bank, such Bank's portion of any Advance.

     "Loan Documents" means this Agreement and the Notes.

     "Note" means a Bid Note or a Syndicated Note.

     "Obligations" means all unpaid principal and accrued and unpaid interest under the Notes, all accrued and unpaid commitment and facility fees and all other obligations of the Company or any Subsidiary to the Banks or to any Bank or the Administrative Agent arising under the Loan Documents.

     "Outstandings" means at any time the aggregate of the principal amounts of all outstanding Advances.

     "Participants" is defined in Section 12.2.1.

     "Payment Date" shall mean the last Business Day of each quarter, commencing June 30, 1996.

     "Permitted Lien" means any lien described in clauses (a) through (j) of Section 6.2.6.

     "Person" means any corporation,  natural person,  firm, joint venture,
partnership,   trust,  unincorporated   organization,   government  or  any
department or agency of any government.

     "Plan" means a defined benefit pension plan as such term is defined in
Section 3(35) of ERISA for the unfunded liabilities of which upon termination the Company or any Subsidiary could be held liable by the Pension Benefit Guaranty Corporation.

     "Plan Year" means a plan year as defined in Section 3(39) of ERISA.

     "Prepayment Event" means the earliest to occur of (a) the date of a public announcement that a Person or group of affiliated or associated Persons (an "Acquiring Person") has acquired, or has obtained the right to acquire, legal or beneficial ownership of more than 50% of the outstanding shares of the Voting Stock of the Company, (b) the date of the commencement of a tender offer or exchange offer that would result in an Acquiring Person legally or beneficially owning more than 50% of the outstanding shares of the Voting Stock of the Company, and (c) the date an Acquiring Person acquires all or substantially all of the assets of the Company.

     "Prior Agreement" means that certain Credit Agreement dated as of September 30, 1993, among the Company, First Chicago as administrative agent, and the banks party thereto.

     "Rate Option" means the Eurodollar Rate or the Floating Rate.

     "Receivables Facility Attributed Indebtedness" means the amount of obligations outstanding under a receivables purchase facility on any date of determination that would be characterized as principal if such facility were structured as a secured lending transaction rather than as a purchase.

     "Receivables Facility Financing Costs" means all cash fees, service charges, and other costs, as well as all collections or other amounts retained by purchasers of receivables pursuant to a receivables purchase facility, which are in excess of amounts paid to the Company and its Consolidated Subsidiaries under any receivables purchase facility for the purchase of receivables pursuant to such facility.

     "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

     "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

     "Reportable Event" means a reportable event as defined in Section 4043 of ERISA.

     "Required Banks" means Banks in the aggregate holding at least 51% of the aggregate unpaid principal amount of the Syndicated Advances or, if no Syndicated Advances are outstanding, Banks in the aggregate having at least 51% of the Aggregate Commitment. If no Syndicated Advances are outstanding and the Aggregate Commitment has been cancelled or terminated, "Required Banks" shall mean Banks in the aggregate holding at least 51% of the aggregate unpaid principal amount of the Bid Advances.

     "Reserve Requirement" means, with respect to a Eurodollar Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

     "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

     "Security" shall have the same meaning as in Section 2(1) of the Securities Act of 1933, as amended.

     "Special Absolute Rate Auction" is defined in Section 2.2.2.

     "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, association, joint venture, limited liability company or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Company.

     "Syndicated Advance" means a borrowing hereunder consisting of the aggregate amount of the several Syndicated Loans made by the Banks to the Company at the same time, at the same Rate Option and for the same Interest Period.

     "Syndicated Borrowing Notice" is defined in Section 2.1.4.

     "Syndicated  Loan"  means a  Eurodollar  Rate Loan or a Floating  Rate
Loan.


     "Syndicated Note" means a promissory note in substantially the form of Exhibit "A" hereto, with appropriate insertions, duly executed and delivered to the Administrative Agent by the Company and payable to the order of a Bank in the amount of its Commitment, including any amendment, modification, renewal or replacement of such promissory note.


     "Termination Date" means May 23, 2001 or any earlier date on which the Commitments are cancelled by the Company or otherwise terminated pursuant to this Agreement.

     "Transferee" is defined in Section 12.4.

     "Type" means, with respect to any Syndicated Advance, its nature as a Floating Rate Advance or Eurodollar Advance.

     "Unfunded Liabilities" means the amount (if any) by which the excesses of the accumulated benefit obligations as determined under Financial Accounting Standard Board Statement 87 exceeds the fair value of all such Plan assets allocable to such benefits, as reported each year in the Company's Annual Report to Stockholders.

     "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

     "Voting Stock" means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).

     "Wholly-Owned Subsidiary" means any Subsidiary of which all of the outstanding voting securities or ownership interests having ordinary voting power are owned or controlled, directly or indirectly, by the Company or one or more

Wholly-Owned Subsidiaries, or by the Company and one or more Wholly-Owned Subsidiaries, or any similar business organization which is so owned or controlled.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.



                                 ARTICLE II

                                THE CREDITS

     2.1. Syndicated Advances.

     2.1.1. Commitments to Make Syndicated Loans. From and including the Effective Date and prior to the Termination Date, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make Syndicated Loans to the Company from time to time in amounts not to exceed in the aggregate at any one time outstanding the amount of its Commitment, provided that in no event may the Outstandings at any one time exceed the Aggregate Commitment as in effect at such time. Subject to the terms of this Agreement, the Company may borrow, repay and reborrow at any time prior to the Termination Date.

     2.1.2. Ratable Loans. Each Syndicated Advance hereunder shall consist of Syndicated Loans made from the several Banks ratably in proportion to the ratios that their respective Commitments bear to the Aggregate Commitment.

     2.1.3. Syndicated Advance Rate Options. The Syndicated Advances may be Floating Rate Advances or Eurodollar Rate Advances, or a combination thereof, selected by the Company in accordance with Sections 2.1.4 and 2.1.5.

     2.1.4. Method of Selecting Rate Options and Interest Periods for Syndicated Advances. The Company shall select the Rate Options and Interest Periods applicable to each Syndicated Advance from time to time. The Company shall give the Administrative Agent irrevocable notice (a "Syndicated Borrowing Notice") not later than 10:00 a.m. Chicago time on the Borrowing Date of each Floating Rate Advance and at least three Business Days before the Borrowing Date for each Eurodollar Rate Advance, specifying:

     (a) the Borrowing Date, which shall be a Business Day, of such Syndicated Advance,

     (b) the aggregate amount of such Syndicated Advance, which shall be less than or equal to the Aggregate Available Commitment,

     (c)  the Rate Option selected for such Syndicated Advance, and

     (d) in the case of each Fixed Rate Advance, the Interest Period applicable thereto.

     2.1.5. Conversion and Continuation of Outstanding Syndicated Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Fixed Rate Advances. Each Fixed Rate Advance of any Type that is a Syndicated Advance shall continue as a Fixed Rate Advance of such Type until the end of the then applicable Interest Period therefor, at which time such Fixed Rate Advance shall be automatically converted into a Floating Rate Advance unless the Company shall have given the Administrative Agent a Conversion/Continuation Notice requesting that, at the end of such Interest Period, such Fixed Rate Advance either continue as a Fixed Rate Advance of such Type for the same or another Interest Period or be converted into an Advance of another Type. Subject to the terms of Section 2.3.2, the Company may elect from time to time to convert all or any part of a Syndicated Advance of any Type into any other Type or Types of Syndicated Advances; provided that (i) any conversion of any Fixed Rate Advance that is a Syndicated Advance shall be made on, and only on, the last day of the Interest Period applicable thereto, and (ii) no Advance may be continued as or converted into a Fixed Rate Advance at such times as a Default or Unmatured Default has occurred and is continuing. The Company shall give the Administrative Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of an Advance or continuation of a Fixed Rate Advance not later than 10:00 a.m. Chicago time on the date of the requested conversion into a Floating Rate Advance and at least three Business Days, in the case of a conversion into or continuation of a Eurodollar Advance, prior to the date of the requested conversion or continuation, specifying:

     (i) the requested date, which shall be a Business Day, of such conversion or continuation;

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued; and

     (iii)the amount and Type(s) of Advance(s) into which such Advance is to be converted or continued and, in the case of a conversion into or continuation of a Fixed Rate Advance, the duration of the Interest Period applicable thereto.

     2.2. Competitive Bid Advances.

     2.2.1.  Bid Option.  In addition to  Syndicated  Advances  pursuant to
Section 2.1, but subject to the terms and conditions of this Agreement, the Company may, as set forth in this Section 2.2, request the Banks to make offers to make Bid Loans to the Company. The Banks may, but shall have no obligation to, make such offers and the Company may, but shall have no obligation to, accept any such offers in the manner set forth in this
Section 2.2.

     2.2.2. Bid Quote Request. When the Company wishes to request offers to make Bid Loans under this Section 2.2, it shall transmit to the Administrative Agent by telecopy or telefacsimile a Bid Quote Request so as to be received (x) in the case of a Eurodollar Auction, no later than noon Chicago time at least four Business Days prior to the Borrowing Date proposed therein or (y) in the case of an Absolute Rate Auction, no later than noon Chicago time at least one Business Day prior to the Borrowing Date proposed therein (or, in either case upon reasonable prior notice to the Banks, such other time and date as the Company and the Administrative Agent may agree); provided, however, that from time to time as the Company and the Administrative Agent may agree, but not more than twice during any one month, the Company may transmit a Bid Quote Request in the case of an Absolute Rate Auction so as to be received on or before 10:00 a.m. Chicago time on the Borrowing Date proposed therein (a "Special Absolute Rate Auction"). A Bid Quote Request shall specify:

     (a) the proposed Borrowing Date, which shall be a Business Day, for the proposed Bid Advance,

     (b) the aggregate amount of such Bid Advance, which shall be less than or equal to the Aggregate Available Commitment,

     (c) whether the Bid Quotes requested are to set forth a Bid Margin or a Bid Absolute Rate, and

     (d) the Interest Period applicable thereto.

The Company may request offers to make Bid Loans for more than one, but not more than three, Interest Periods in a single Bid Quote Request. No Bid Quote Request shall be given within five Business Days (or such other number of days as the Company and the Administrative Agent may agree) of any other Bid Quote Request.

     2.2.3. Invitation for Bid Quotes. Promptly upon receipt of a Bid Quote Request, the Administrative Agent shall send to the Banks by telecopy or telefacsimile an Invitation for Bid Quotes substantially in the form of Exhibit "D" hereto, which shall constitute an invitation by the Company to each Bank to submit Bid Quotes offering to make the Bid Loans to which such Bid Quote Request relates in accordance with this Section 2.2.

     2.2.4. Submission and Contents of Bid Quotes.

          (a) Each Bank may submit a Bid Quote containing an offer or offers to make Bid Loans in response to any Invitation for Bid Quotes. Each Bid Quote must comply with the requirements of this Section 2.2.4 and must be submitted to the Administrative Agent by telecopy or telefacsimile at its offices specified in or pursuant to Article XII as follows:

          (i) in the case of a Eurodollar Auction, no later than 9:30 a.m. Chicago time at least three Business Days prior to the proposed Borrowing Date;

          (ii) in the case of an Absolute Rate Auction, no later than 9:30 a.m. Chicago time on the proposed Borrowing Date;

          (iii)in the case of a Special Absolute Rate Auction, no later than 11:30 a.m. Chicago time on the proposed Borrowing Date; and

          (iv) in any case upon reasonable prior notice to the Banks, such other time and date as the Company and the Administrative Agent may agree;

     provided that Bid Quotes submitted by First Chicago may be submitted, and may only be submitted, if the Administrative Agent or First Chicago notifies the Company of the terms of the offer or offers contained therein as follows:

          (i) in the case of a Eurodollar Auction, no later than 9:15 a.m. Chicago time at least three Business Days prior to the proposed Borrowing Date;

          (ii) in the case of an Absolute Rate Auction, no later than 9:15 a.m. Chicago time on the proposed Borrowing Date; and

          (iii)in the case of a Special Absolute Rate Auction, no later than 11:15 a.m. Chicago time on the proposed Borrowing Date.

Subject to Article IV, any Bid Quote so made shall be irrevocable except with the written consent of the Administrative Agent given on the instructions of the Company.

          (b) Each Bid Quote shall be in substantially the form of Exhibit "E" hereto and shall in any case specify:

          (i) the proposed Borrowing Date, which shall be the same as that set forth in the applicable Invitation for Bid Quotes,

          (ii) the principal amount of the Bid Loan for which each such offer is being made (including, in the quoting Bank's discretion, the minimum amount, if any, of the Bid Loan offered by such Bank which may be accepted by the Company) which principal amount (1) may be greater than, less than or equal to the Commitment of the quoting Bank, (2) must be $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (3) may not exceed the principal amount of Bid Loans for which offers were requested,

          (iii)in the case of a Eurodollar Auction, the Bid Margin offered for each such Bid Loan,

          (iv) in the case of an Absolute Rate Auction, the Bid Absolute Rate offered for each such Bid Loan, and

          (v)  the identity of the quoting Bank.

     (c)  Any Bid Quote shall be disregarded that:

          (i) is not substantially in the form of Exhibit "E" hereto or does not specify all of the information required by Section 2.2.4(b);

          (ii) contains qualifying, conditional or similar language, other than any such language contained in Exhibit "E";

          (iii)proposes terms other than or in addition to those set forth in the applicable Invitation for Bid Quotes; or

          (iv) arrives after the time set forth in Section 2.2.4(a).

     2.2.5. Notice to Company. The Administrative Agent shall promptly notify the Company of the terms (i) of any Bid Quote submitted by a Bank that is in accordance with Section 2.2.4, (ii) of any Bid Quote described in Section 2.2.4(c) or that otherwise fails to comply with the requirements of this Agreement, and (iii) of any Bid Quote that amends, modifies or is otherwise inconsistent with a previous Bid Quote submitted by such Bank with respect to the same Bid Quote Request. Any such subsequent Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Bid Quote is submitted solely to correct a manifest error in such former Bid Quote. The Administrative Agent's notice to the Company shall specify the aggregate principal amount of Bid Loans for which offers have been received for each Interest Period specified in the related Bid Quote Request and the respective principal amounts and Bid Margins or Bid Absolute Rates, as the case may be, so offered.

     2.2.6. Acceptance and Notice by Company. The Company shall notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to Section 2.2.5 as follows:

          (i) in the case of a Eurodollar Auction, no later than 11:00 a.m. Chicago time at least three Business Days prior to the proposed Borrowing Date;

          (ii) in the case of an Absolute Rate Auction, no later than 11:00 a.m. Chicago time on the proposed Borrowing Date;

          (iii)in the case of a Special Absolute Rate Auction, no later than noon Chicago time on the proposed Borrowing Date; and

          (iv) in any case upon reasonable prior notice to the Banks, such other time and date as the Company and the Administrative Agent may agree.

Promptly upon such notification, the Administrative Agent shall notify the Banks of the Company's acceptance or non-acceptance of such offers. In the case of acceptance, such notice (a "Bid Borrowing Notice") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Company may accept any Bid Quote in whole or in part; provided that:

          (a) the aggregate principal amount of each Bid Advance may not exceed the applicable amount set forth in the related Bid Quote Request,

          (b) acceptance of offers may only be made on the basis of ascending Bid Margins or Bid Absolute Rates, as the case may be,

          (c) no Bid Quote may be accepted which would result in Bid Advances being outstanding for more than ten different Interest Periods at any one time, and

          (d)  the  Company may not accept any offer that is  described  in
               Section 2.2.4(c) or that otherwise fails to comply with the requirements of this Agreement.

     2.2.7. Allocation by Administrative Agent. If offers are made by two or more Banks with the same Bid Margins or Bid Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Banks as nearly as possible (in such multiples, not greater than $100,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Administrative Agent of the amounts of Bid Loans shall be conclusive in the absence of manifest error.

     2.2.8. Payment on Last Day of Interest Period. Each Bid Loan shall be paid in full by the Company on the last day of the Interest Period applicable thereto.

     2.3. General Facility Terms.

     2.3.1. Method of Borrowing. Not later than 1:00 p.m. Chicago time on each Borrowing Date, each Bank shall make available its Loan or Loans in funds immediately available in Chicago, to the Administrative Agent at its address specified pursuant to Article XII. The Administrative Agent will make the funds so received from the Banks available to the Company at the Administrative Agent's aforesaid address. Notwithstanding the foregoing provisions of this Section 2.3.1 but subject to Section 2.1.5, to the extent that a Loan made by a Bank matures on the Borrowing Date of a requested Loan, such Bank shall first apply the proceeds of the Loan it is then making to the repayment of the maturing Loan.

     2.3.2. Minimum Amount of Each Advance. Each Advance shall be in the minimum amount of $5,000,000 (and in integral multiples of $1,000,000 if in excess thereof), provided, however, that any Floating Rate Advance may be in the aggregate amount of the Aggregate Available Commitment.

     2.3.3. Termination; Required Payments. The Commitments to lend hereunder shall expire on the Termination Date. Any outstanding Advances and all other unpaid Obligations shall be paid in full by the Company on the Termination Date or, at the election of the Required Banks in accordance with Section 8.1, upon the occurrence of a Prepayment Event.

     2.3.4. Optional Principal Payments. The Company may from time to time pay all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $5,000,000, or any integral multiple of $1,000,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Day's prior notice to the Administrative Agent without penalty or premium. A Fixed Rate Advance may be paid prior to the last day of the applicable Interest Period upon three Business Days' prior notice to the Administrative Agent; provided, however, that the Company shall indemnify each Bank for any loss or cost incurred by it resulting therefrom in accordance with Section 3.4.

     2.3.5. Facility Fees and Voluntary Reduction of Commitments.

          (a) The Company agrees to pay to the Administrative Agent for the account of each Bank a facility fee on the daily amount of such Bank's Commitment from the Effective Date to but not including the Termination Date, equal to the Applicable Facility Fee as in effect from time to time, such fee payable in arrears on each Payment Date hereafter and on the Termination Date.

          (b) The Company may permanently reduce the Aggregate Commitment in whole, or in part ratably among the Banks in integral multiples of $5,000,000, upon at least three Business Days' written notice to the Administrative Agent, which shall be irrevocable and shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Commitment may not be reduced below the Outstandings at the time such reduction is to take effect. All accrued facility fees shall be payable on the effective date of any termination of the obligations of the Banks to make Loans hereunder.

     2.3.6. Agency Fee and Auction Fee.

          (a) The Company shall pay to the Administrative Agent as compensation for its services hereunder an agency fee as provided for in a letter agreement dated March 21, 1996 between the Company and the Administrative Agent and the Arranger.

          (b) The Company shall pay an auction fee to the Administrative Agent each time Bid Quotes are requested in the amount of $200 per Bank per each Bid Quote Request transmitted by the Company to the Administrative Agent pursuant to Section 2.2.2, such auction fee to be payable in arrears on each Payment Date.

     2.3.7. Changes in Interest Rate, etc. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is converted from a Fixed Rate Advance into a Floating Rate Advance pursuant to Section 2.1.5 to but excluding the date it becomes due or is converted into a Fixed Rate Advance pursuant to Section 2.1.5 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Floating Rate. Each Fixed Rate
Advance shall bear interest from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such Fixed Rate Advance. No Interest Period may end after the Termination Date.

     2.3.8. Rate after Maturity. Except as provided in the next sentence, any Advance not paid at maturity, whether by acceleration or otherwise, shall bear interest until paid in full at a rate per annum equal to the Floating Rate plus 2% per annum. In the case of a Fixed Rate Advance the maturity of which is accelerated pursuant to Section 8.1, such Fixed Rate Advance shall bear interest until paid in full for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and thereafter at the Floating Rate plus 2% per annum.

     2.3.9. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment
Date, on any date on which the Floating Rate Advance is prepaid, whether due to acceleration or otherwise, and at maturity. Interest accrued on each Fixed Rate Advance shall be payable on the last day of its applicable Interest Period and on any date on which such Advance is prepaid, whether due to acceleration or otherwise. Interest accrued on each Fixed Rate Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest on Fixed Rate Advances and facility fees shall be calculated for the actual number of days elapsed on the basis of a year consisting of 360 days. Interest on Floating Rate Advances shall be calculated for the actual number of days elapsed on the basis of a year consisting of 365, or when appropriate 366, days. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to 1:00 p.m. (Chicago time) at the place of payment. In the event any such payment is made with the proceeds of an Advance, such payment shall be deemed to have been made prior to 1:00 p.m. (Chicago time) on the day such Advance is made. If any payment of principal of or interest on an Advance or any payment of fees shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment or a payment of fees, such extension of time shall be included in computing interest in connection with such principal payment or in computing the amount of such payment of fees, as the case may be.

     2.3.10. Method of Payment. All payments of principal, interest, and fees hereunder shall be made in immediately available funds to the Administrative Agent at the Administrative Agent's address specified pursuant to Article XIII or at any other Lending Installation of the Administrative Agent specified in writing by the Administrative Agent to the Company by noon (local time) on the date when due. Subject to Section 8.1(b), each such payment shall be applied to any Advances and other amounts then due in accordance with the written instructions from the Company to the Administrative Agent before or accompanying such payment and shall be applied ratably among those Banks for whom any payment is then due in proportion to the type of Advance or other payment then due. Each payment delivered to the Administrative Agent for the account of any Bank shall be delivered promptly by the Administrative Agent to such Bank in the same type of funds which the Administrative Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Administrative Agent from such Bank. The Administrative Agent is hereby authorized to charge the account of the Company at the office of the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder.

     2.3.11. Notes; Telephonic Notices. The Syndicated Loans shall be evidenced by the Syndicated Notes. The Bid Loans shall be evidenced by the Bid Notes. Each Bank is hereby authorized to record on the schedule attached to each of its Notes, or otherwise record in accordance with its usual practice, the date and amount of each of its Loans of the type evidenced by such Note; provided, however, that any failure to so record shall not affect the Company's obligations under any Note. The Company hereby authorizes the Banks and the Administrative Agent to extend Advances, effect Rate Option selections and submit Bid Quotes based on telephonic notices made by any person or persons the Administrative Agent or any Bank in good faith believes to be an Authorized Representative acting on behalf of the Company. The Company agrees to deliver promptly to the Administrative Agent a written confirmation of each telephonic notice signed by an Authorized Representative. If the written confirmation differs in any material respect from the action taken by the Administrative Agent and the Banks, the records of the Administrative Agent and the Banks shall govern absent demonstrable error.

     2.3.12. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Administrative Agent will notify each Bank of the contents of each commitment reduction notice, Borrowing Notice, Conversion/Continuation Notice, and repayment notice received by it hereunder. The Administrative Agent will notify each Bank of the interest rate applicable to each Fixed Rate Advance promptly upon determination of such interest rate and will give each Bank prompt notice of each change in the Corporate Base Rate.

     2.3.13. Lending Installations. Each Bank may book the Loans at any Lending Installation selected by the Bank and may change the Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Notes shall be deemed held by each Bank for the benefit of such Lending Installation. Each Bank may, by written notice to the Administrative Agent and the Company, designate a Lending Installation through which Loans are made by it and for whose account Loan payments are to be made. Each Bank shall use its best efforts to minimize any additional cost (if any) to the Company, under Section 3.3 or otherwise, as a result of a change of Lending Installation (including, if appropriate, a return to a prior Lending Installation at such time as the circumstances giving rise to a change of Lending Installation are no longer in effect), but no Bank shall be required to take or omit to take any action which action or omission would be economically or legally disadvantageous to such Bank. In the event that any Bank has booked its outstanding Eurodollar Rate Loans or Bid Eurodollar Loans at such a designated Lending Installation, the Company hereby agrees, upon the written request of such Bank and receipt of such Bank's applicable Note, to execute and deliver to such Bank for the account of such Bank's existing Lending Installation and the account of such designated Lending Installation, respectively, both: (i) as the case may be, a new Syndicated Note which shall exclusively evidence all of such Bank's Floating Rate Loans then and thereafter outstanding or a new Bid Note which shall exclusively evidence all of such Bank's Bid Absolute Rate Loans then and thereafter outstanding and (ii) as the case may be, a new Syndicated Note which shall exclusively evidence all of such Bank's Eurodollar Rate Loans then and thereafter outstanding or a new Bid Note which shall exclusively evidence all of such Bank's Bid Eurodollar Loans then and thereafter outstanding, each of said new Notes to be in substantially the form of Exhibit "A" hereto in the case of Syndicated Notes or the form of Exhibit "B" hereto in the case of Bid Notes with such appropriate changes in either case as may be agreed to by such Bank, the Company and the Administrative Agent and each of their respective legal counsel. Upon such Bank's receipt of its new Notes, it is hereby authorized and instructed by the Company to record on the respective schedules attached thereto all of such Bank's Loans then outstanding of the type evidenced by each such Note.

     2.3.14. Non-Receipt of Funds by the Administrative Agent. Unless the Company or a Bank, as the case may be, notifies the Administrative Agent prior to the date on which it is scheduled to make payment to the Administrative Agent of (a) in the case of a Bank, the proceeds of a Loan or (b) in the case of the Company, a payment of principal, interest or fees to the Administrative Agent for the account of the Banks, that it does not intend to make such payment, the Administrative Agent may assume that such payment has been made. The Administrative Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Bank or the Company, as the case may be, has not in fact made such payment to the Administrative Agent, the recipient of such payment shall, on demand by the Administrative Agent, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until the date the Administrative Agent recovers such amount at a rate per annum equal to (a) in the case of payment by a Bank, the Federal Funds Rate for such day or (b) in the case of payment by the Company, the interest rate applicable to the relevant Loan.

     2.3.15. Withholding Tax Exemption. At least five Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America, or a state thereof, agrees that it will deliver to each of the Company and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 further undertakes to deliver to each of the Company and the Administrative Agent two additional copies of such form (or a successor form) on or before the date that such form expires (currently, three successive calendar years for Form 1001 and one calendar year for Form 4224) or becomes obsolete or after the occurrence of any event requiring a change in the most recent forms so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

                                ARTICLE III

                  CHANGE IN CIRCUMSTANCES; INDEMNIFICATION


     3.1. Yield Protection. If any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law) which becomes effective after the date hereof, or any interpretation thereof, or compliance of any Bank with such,

     (i) subjects any Bank or any applicable Lending Installation to any tax, duty, charge or withholding on or from payments due from the Company (excluding taxation of the overall net income of any Bank or applicable Lending Installation), or changes the basis of taxation of payments to any Bank in respect of its Loans or other amounts due it hereunder, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Fixed Rate Advances), or

     (iii)imposes any other condition the result of which is to increase the cost to any Bank or any applicable Lending Installation of making, funding or maintaining loans or reduces any amount receivable by any Bank or any applicable Lending Installation in connection with loans, or requires any Bank or any applicable Lending Installation to make any payment calculated by reference to the amount of loans held or interest received by it, by an amount deemed material by such Bank, then, within 15 days of demand by such Bank, the Company shall pay such Bank that portion of such increased expense incurred or reduction in an amount received which such Bank determines is attributable to making, funding and maintaining its Loans and its Commitment.

     3.2. Changes in Capital Adequacy Regulations. If a Bank determines the amount of capital required or expected to be maintained by such Bank, any Lending Installation of such Bank or any corporation controlling such Bank is increased as a result of a Change, then, within 15 days of demand by such Bank, the Company shall pay such Bank the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Bank determines is attributable to this Agreement, its Loans or its obligation to make Loans hereunder (after taking into account such Bank's policies as to capital adequacy). No Bank shall be entitled to demand payment under this Section 3.2 to the extent that such payment relates to a period of time more than 90 days prior to the date upon which such Bank first notified the Company of the occurrence of the event entitling such Bank to such payment. "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Bank or any Lending Installation or any corporation controlling any Bank. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

     3.3. Availability of Interest Rate. If any Bank determines that maintenance of its Eurodollar Rate Loans or Bid Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Banks determine that (i) deposits of a type and maturity appropriate to match fund Fixed Rate Advances are not available or (ii) a Fixed Rate does not accurately reflect the cost of making or maintaining a Fixed Rate Advance, then the Administrative Agent shall (x) suspend the availability of the affected Rate Option and (subject to the next sentence) require any Fixed Rate Advances outstanding under an affected Rate Option to be converted to an unaffected Rate Option and (y) suspend the ability of the Company to request bids for Bid Eurodollar Loans and (subject to the next sentence) require that any outstanding Bid Eurodollar Advances bear interest for the Interest Period applicable thereto at the Floating Rate. Notwithstanding anything in the preceding sentence to the contrary, the Company shall not be required to pay or convert any outstanding Fixed Rate Loan or Fixed Rate Advance unless such payment or conversion is legally required in accordance with the circumstances causing such unavailability. Subject to the provisions of Article II hereof, the Company may select any unaffected Rate Option to apply to such affected Advances other than Bid Eurodollar Advances. If the Company fails to select a new Rate Option, the affected Advances shall be Floating Rate Advances.

     3.4. Failure to Pay or Borrow on Certain Dates. If any payment of a Fixed Rate Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Fixed Rate Advance is not made on the date specified by the Company for any reason other than default by the Banks, the Company will indemnify each Bank for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain the Fixed Rate Advance.

     3.5. Bank Certificates; Survival of Indemnity. To the extent reasonably possible, each Bank shall designate an alternate Lending Installation with respect to its Fixed Rate Loans to reduce any liability of the Company to such Bank under Sections 3.1 and 3.2 or to avoid the unavailability of a Rate Option or Bid Eurodollar Loans under Section 3.3, so long as such designation is not disadvantageous to such Bank as determined by such Bank in its sole discretion. A certificate of a Bank as to the amount due, if any, under Sections 3.1, 3.2, or 3.4 shall be final, conclusive and binding on the Company in the absence of manifest error. Such certificate shall set forth in reasonable detail the basis of the determination of amounts due under such Sections. Determination of amounts payable under such Sections in connection with a Fixed Rate Loan shall be calculated as though each Bank funded its Fixed Rate Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Fixed Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the certificate shall be payable on demand after receipt by the Company of the certificate. The obligations of the Company under Sections 3.1, 3.2, and 3.4 shall survive payment of the Obligations and termination of this Agreement.


                                 ARTICLE IV

                            CONDITIONS PRECEDENT


     4.1. Initial Advance. No Bank shall be required to make its initial Loan hereunder unless the Company has furnished to the Administrative Agent with sufficient copies for the Banks:

     (a) Copies of the Articles of Incorporation of the Company, together with all amendments, and a certificate of good standing, both certified on or within 15 days prior to the Effective Date by the Secretary of State of Delaware.

     (b) Copies, certified on the Effective Date by the Secretary or Assistant Secretary of the Company, of its By-Laws and of its Board of Directors' resolutions (and resolutions of other bodies, if any are deemed necessary by counsel for any Bank) authorizing the execution of the Loan Documents.

     (c) An incumbency certificate, certified on the Effective Date by the Secretary or Assistant Secretary of the Company, which shall identify by name and title and bear the signature of the officers of the Company authorized to sign the Loan Documents and to make borrowings hereunder, upon which certificates the Banks shall be entitled to rely until informed of any change in writing by the Company.

     (d) A written opinion of the counsel to the Company, addressed to the Banks, in substantially the form of Exhibit "F" hereto.

     (e) A certificate, dated the Effective Date, signed by the Chief Financial Officer of the Company, stating that on the Effective Date (i) no Default or Unmatured Default has occurred and is continuing and (ii) no Prepayment Event has occurred and setting forth the determination of the Company's Funded Debt/EBITDA Ratio for the last day of the most recently ended fiscal quarter.

     (f) A Syndicated Note and a Bid Note payable to the order of each of the Banks.

     (g)  Evidence   satisfactory  to  the  Administrative   Agent  of  the
          termination of the Prior Agreement and payment of all obligations outstanding thereunder.

     (h) Payment of all fees due and owing to the Administrative Agent and the Banks as at the Effective Date.

     (i) Written money transfer instructions, in substantially the form of Exhibit "G" hereto, addressed to the Administrative Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Administrative Agent may have reasonably requested.

     (j) Such other documents as any Bank or its counsel may have reasonably requested.

     4.2. Each Advance. No Bank shall be required to make any Advance unless on the applicable Borrowing Date:

          (a)  There exists no Default or Unmatured  Default or  Prepayment
               Event.

          (b) The representations and warranties contained in Article V, except the representation and warranty contained in Section 5.5, are true and correct in all material respects as of such Borrowing Date as if made on such Borrowing Date except for changes in the Schedules hereto reflecting transactions permitted by this Agreement.

          (c) All legal matters incident to the making of such Advance shall be satisfactory to the Banks and their counsel.

Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Company that the conditions contained in Sections 4.2(a) and (b) have been satisfied.



                                 ARTICLE V

                      REPRESENTATIONS AND WARRANTIES.

  The Company represents and warrants to the Banks that:

     5.1. Corporate Existence and Standing. Each of the Company and the Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and each is duly qualified and in good standing in each jurisdiction where, because of the nature of its activities or properties, such qualification is required and the failure so to qualify would materially and adversely affect its business, assets, financial condition, operations or prospects of the Company and its Subsidiaries taken as a whole.

     5.2. Authorization and Validity. The Company has the corporate power and authority and legal right to execute and deliver the Loan Documents and perform its obligations thereunder. The execution and delivery by the Company of the Loan Documents and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings and the Loan Documents constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

     5.3.  Compliance  with Laws and  Contracts.  Neither the execution and delivery  by the Company of the Loan  Documents,  the  consummation  of the transactions therein contemplated, nor compliance with the provisions thereof will violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Company or any Subsidiary or the Company's or any Subsidiary's charter, articles or certificate of incorporation or by-laws or the provisions of any material indenture, instrument or agreement to which the Company or any Subsidiary is a party or is subject, or by which it, or its property, is bound, or conflict with or constitute a default thereunder, or result in the creation or imposition of any Lien pursuant to the terms of any such indenture, instrument or agreement. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required as of the date hereof in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, any of the Loan Documents.

     5.4. Financial Statements. The June 30, 1995 audited consolidated financial statements of the Company and its Subsidiaries and the December 31, 1995 unaudited consolidated financial statements of the Company and its Subsidiaries (subject to year-end adjustments) heretofore delivered to the Banks were prepared in accordance with GAAP in effect on the dates such statements were prepared and fairly present the consolidated financial condition and operations of the Company and its Subsidiaries at such date and the consolidated results of their operations for the periods then ended.

     5.5. Material Adverse Change. No material adverse change in the business, condition (financial or otherwise), operations, performance, or properties of the Company and the Consolidated Subsidiaries taken as a whole has occurred since the date of the audited financial statements referred to in Section 5.4.

     5.6. Taxes. The Company and the Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. Except as provided in Section 6.2.6(a), no material tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any taxes or other governmental charges are adequate.

     5.7. Litigation. Except as disclosed in the Company's Form 10-K for the year ended June 30, 1995, there is no litigation or proceeding pending or, to the knowledge of any of their officers, threatened against the Company or any Subsidiary which would reasonably be expected to have a material adverse affect on the condition of the Company or the ability of the Company to perform its obligations under the Loan Documents.

     5.8. ERISA. The Unfunded Liabilities of all Plans do not in the aggregate exceed an amount equal to 5 percent of the value (as of any date of determination) of all Plan assets allocable to Plan benefits guaranteed under ERISA. Each Plan complies in all material respects with all applicable requirements of law and regulations, neither the Company nor any of its Subsidiaries has withdrawn from any Plan or initiated steps to do so, no steps have been taken to terminate any Plan, and no Reportable Event has occurred with respect to any Plan, the cumulative effect of which could have a material adverse effect on the business, operations, properties, assets or conditions (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

     5.9. Defaults and Prepayment Event. No Default or Unmatured Default has occurred and is continuing. No Prepayment Event has occurred.

     5.10. Accuracy of Information. No information, exhibit or report furnished by the Company or any Subsidiary in writing to the Administrative Agent or to any Bank in connection with the negotiation of the Loan Documents contained any material misstatement of fact or omitted to state any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

     5.11. Regulation U. Neither the Company nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying "margin stock" (as defined in Regulation U). No part of the proceeds of any Loan will be used in a manner which would violate, or result in a violation of, Regulation U. No part of the proceeds of any Loan will be used for "purchasing" or "carrying" "margin stock" (each as defined in Regulation
U).

     5.12. Pari Passu. All the payment obligations of the Company arising under or pursuant to the Loan Documents will at all times rank pari passu with all other unsecured and unsubordinated payment obligations and liabilities (including contingent obligations and liabilities) of the Company (other than those which are mandatorily preferred by laws or regulations of general application).

     5.13. Investment Company. The Company is not, and after giving effect to any Advance will not be, an "investment company" within the meaning of the United States Investment Company Act of 1940, as amended.

     5.14. Material Laws. Neither the Company nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable federal, state and local environmental, health and safety statutes and regulations with respect to, or the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release into the environment of, any toxic or hazardous waste or physical substance, which non-compliance or remedial action could have a material adverse effect on the business, operations, properties, assets or conditions (financial or otherwise) of the Company and the Subsidiaries, taken as a whole.

     5.15. Material Agreements. Neither the Company nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction materially and adversely affecting its business, properties or assets, operations or condition (financial or otherwise). Neither the Company nor any Subsidiary is in default in the performance, observance of fulfillment or any of the obligations, covenants or conditions contained in any agreement to which it is a party or any agreement or instrument evidencing or governing Indebtedness, which default might have a material adverse effect on the business, properties, financial condition, or results of operations, of the Company and its Subsidiaries, taken as a whole.

     5.16. Subsidiaries. Schedule "1" hereto contains an accurate list of all of the presently existing Subsidiaries of the Company, setting forth their respective jurisdictions of incorporation and the percentage of their respective capital stock owned by the Company or other Subsidiaries. All of the issued and outstanding shares of capital stock of such Subsidiaries have been duly authorized and issued and are fully paid and non-assessable. Schedule "2" hereto accurately describes all Indebtedness of the Subsidiaries existing on the date of this Agreement.

     5.17. Ownership of Properties. Except as permitted by Section 6.2.6., on the date of this Agreement, the Company and its Subsidiaries will have good title, free of all Liens, to all of the properties and assets reflected in the financial statements referred to in Section 5.4 as owned by the Company and its Subsidiaries.



                                 ARTICLE VI

                                 COVENANTS


     During the term of this Agreement, unless the Required Banks shall otherwise consent in writing:

     6.1. Affirmative Covenants.

     6.1.1. Financial Reporting. The Company will maintain, for itself and the Consolidated Subsidiaries, a system of accounting established and administered in accordance with GAAP, and furnish to the Banks:

     (a) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants of recognized national standing, acceptable to the Banks, prepared in accordance with generally accepted accounting principles on a consolidated basis for itself and the Consolidated Subsidiaries, including balance sheets as of the end of such period, related profit and loss statements, a statement of shareholders' equity, and a statement of cash flow, accompanied by any management letter prepared by said accountants.

     (b) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and the Consolidated Subsidiaries, consolidated unaudited balance sheets as at the close of each such period and consolidated profit and loss statements, a statement of shareholders' equity, and a statement of cash flow for the period from the beginning of such fiscal year to the end of such quarter (subject to normal year-end audit adjustments), all certified by its Chief Financial Officer or Treasurer.

     (c) Together with the financial statements required hereunder, a certificate signed by its Chief Financial Officer or Treasurer
          (i) stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof, and stating the steps the Company is taking to cure such Default or Unmatured Default and (ii) stating that no Prepayment Event has occurred.

     (d) As soon as available, and in any event within 45 calendar days after the end of each quarter of each fiscal year of the Company, a schedule, certified as being accurate by the Company's Chief Financial Officer, Treasurer or Controller, showing, as of the end of each such quarter, the Company's calculation, in form and detail satisfactory to the Administrative Agent, of the calculations required to be made to determine the Applicable Margin, the Applicable Facility fee, and compliance with Section 6.2.7. The schedule delivered within 45 calendar days after the end of the fourth quarter of each fiscal year shall set forth a preliminary determination subject to adjustment upon receipt of audited annual financial statements and shall not be deemed to constitute a misrepresentation or breach if prepared in good faith and the audited numbers differ from the unaudited fourth quarter results.

     (e)  Promptly upon becoming available, copies of:

          (i)  All  financial  statements,   reports,   notices  and  proxy
               statements   sent  by  the   Company  or  any   Consolidated
               Subsidiary to the stockholders of the Company.

          (ii) All prospectuses of the Company or any Consolidated Subsidiary filed with the Securities and Exchange Commission or any other governmental agency succeeding to the jurisdiction thereof.

          (iii)All regular and periodic reports filed by the Company or any Consolidated Subsidiary with any securities exchange or with the Securities and Exchange Commission or any other governmental agency succeeding to the jurisdiction thereof.

     (f) As soon as possible and in any event within 10 days after receipt by the Company, a copy of (i) any notice or claim to the effect that the Company or any Subsidiary is or may be liable to any Person as a result of the release by the Company, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or physical substance into the environment, and (ii) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation with respect to any toxic or hazardous waste or physical substance by the Company or any Subsidiary, which would, in either case, have a material adverse effect upon the operations of the Company and the Subsidiaries, taken as a whole.

     (g) As to each Plan, within 270 days after the close of each Plan Year of such Plan, a statement of the Unfunded Liabilities of such Plan, certified as correct by an actuary enrolled under ERISA.

     (h) As soon as possible and in any event within 10 days after the Company knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Company, describing said Reportable Event and the action which the Company proposes to take with respect thereto.

     (i) Together with the financial statements required under Section 6.1.1(a) hereinabove, a copy of the Company's annual operating plan.

     (j) Such other information (including non-financial information) as the Administrative Agent or any Bank may from time to time reasonably request.

     6.1.2. Use of Proceeds. The Company will, and will cause each Subsidiary to, use the proceeds of the Advances for working capital, capital expenditures and other general corporate purposes or to repay outstanding Advances in accordance with the terms of Section 2. The Company shall use the proceeds of Advances in compliance with all applicable legal and regulatory requirements and any use shall not result in a violation of any such applicable regulatory requirements, including, without limitation, Regulation U, and the Securities Act of 1933 and the Securities Exchange Act of 1934 and the regulations thereunder. If the Company uses the proceeds of Advances to acquire a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors or a majority (by percentage or voting power) of the outstanding partnership interests of a partnership (in either case an "Acquisition"), the Company will make only such an Acquisition as shall have been consented to by the board of directors or similar governing entity of the Person being acquired.

     6.1.3. Notice of Default and Prepayment Event. The Company will, and will cause each Subsidiary to, give prompt notice in writing to the Banks of the occurrence of any Default or Unmatured Default and of any other development related specifically to the business, properties or affairs of the Company, financial or otherwise, which would be reasonably likely to materially adversely affect the Company's business, properties or affairs or the ability of the Company to repay the Obligations. The Company will give written notice to the Banks of any Prepayment Event no later than five Business Days following the occurrence of such Prepayment Event.

     6.1.4. Conduct of Business. The Company will carry on and conduct its business in the manner of a diversified industrial company with a commitment to the aerospace industry and will cause each Subsidiary to conduct its business in a manner consistent with the Company's objectives as such. The Company will, and will cause each Subsidiary to, do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation, and maintain all requisite authority to conduct its business in each jurisdiction where, because of the nature of its activities or properties, such authority is required and the failure to maintain such authority would materially and adversely affect it business, assets, financial condition, operations or prospects.

     6.1.5. Payment of Taxes. The Company will, and will cause each Subsidiary to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any property belonging to it, and all lawful claims which, if unpaid, would become a Lien, provided that neither the Company nor a Subsidiary shall be required to pay any such tax, assessment, charge, levy or claim the payment of which is being contested in good faith and by appropriate proceedings; the Company will, and will cause each Subsidiary to, make monthly accruals of all of the estimated liability of the Company and the Subsidiaries for such taxes, assessments, charges and levies, determined in accordance with GAAP, and establish adequate reserves determined in accordance with GAAP, for such thereof as may be contested, and reflect such accruals and reserves in all financial statements furnished hereunder.

     6.1.6. Insurance. The Company will, and will cause each Subsidiary to, maintain insurance in such amounts and covering such risks as is consistent with sound business practice.

     6.1.7. Compliance with Laws. The Company will, and will cause each Subsidiary to, comply in all material respects with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject.

     6.1.8. Maintenance of Properties. The Company will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its properties in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements, except for properties no longer used or useful in the respective businesses of the Company or such Subsidiary.

     6.1.9.   Inspection.   Except  with  respect  to  any  information  or
activities which are classified by the United States Government or disclosure of which the Company reasonably believes would compromise matters of national security, the Company will, and will cause each Subsidiary to, permit the Banks, by their respective representatives and agents and without cost to the Company, to inspect any of the properties, corporate books and financial records of the Company and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Company and each Subsidiary, and to discuss the affairs, finances and accounts of the Company and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Banks may designate.

     6.2. Negative Covenants.

     6.2.1. Dividends. The Company will not, nor will it permit any Subsidiary to, declare or pay any dividends on its capital stock or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, if a Default or Unmatured Default (except any Default or Unmatured Default described in Section 7.5 hereof) or Prepayment Event exists or would exist as a result of such declaration, payment or redemption.

     6.2.2. Indebtedness of Subsidiaries. The Company will not permit any Subsidiary to create, incur or suffer to exist any Indebtedness, except:

     (a)  Indebtedness   existing  on  the  date  of  this   Agreement  and
          refinancings of such Indebtedness;

     (b)  Indebtedness to the Company;

     (c) solely for a period of 120 days commencing on the effective date of the Howmet Acquisition, Indebtedness of Howmet; and

     (d) other Indebtedness which at any time does not exceed in the aggregate $75,000,000 (which may include Indebtedness of Howmet that is not retired within 120 days of the effective date of the Howmet Acquisition).

     6.2.3. Merger. The Company will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except:

     (a) any Subsidiary may merge or consolidate with or into the Company or any Wholly-Owned Subsidiary so long as in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation; and

     (b) the Company may consolidate or merge with any other corporation if (i) the corporation which results from such merger or consolidation (the "surviving corporation") is organized under the laws of the United States or a jurisdiction thereof, (ii) the due and punctual payment of the principal of and interest on all of the Notes and the due and punctual performance and observance of all of the covenants in the Notes and this Agreement to be performed or observed by the

          Company are expressly assumed in writing by the surviving corporation and the surviving corporation shall furnish to the Banks an opinion of counsel satisfactory to the Banks to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the surviving corporation enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, and (iii) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Unmatured Default or Prepayment Event would exist.

     6.2.4. Sale of Assets. The Company will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of all, or a substantial portion of, its property, assets or business to any other Person except for sales of inventory in the ordinary course of business. For purposes of this Section, "substantial portion" means assets (valued at the higher of book or fair market value) having a value in excess of 10% of the Company's Consolidated Total Assets.

     6.2.5. Sale and Leaseback. The Company will not, nor will it permit any Subsidiary to, sell or transfer any property, the aggregate fair market value of which at any time exceeds 10% of the Company's Consolidated Total Assets, in order to concurrently or subsequently lease as lessee such or similar property. The fair market value of any property sold or transferred pursuant to this Section 6.2.5 shall be determined as of the date of such sale or transfer.

     6.2.6. Liens. The Company will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the property of the Company or any Subsidiary, except:

     (a) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings.

     (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens, interests of bailors, bailees, consignors and consignees, and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due.

     (c) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

     (d) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Company or the Subsidiaries.

     (e) Liens created in favor of the United States government or any other Person who has purchased or contracted to purchase goods or services from the Company or any Subsidiary with advance or progress payments.

     (f) Liens existing on the date hereof and described in Schedule "3" hereto.

     (g) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Subsidiary shall at any time in good faith be prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review shall have been secured;

     (h) Liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided, in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

     (i)  Liens of lessors under Capitalized Leases.

     (j)  Liens on property of Howmet securing Indebtedness permitted under
          Section 6.2.2(c).

     (k)  Liens,  in addition to those described in subsections (a) through
          (j) hereof, to secure Indebtedness of the Company or any Subsidiary in an aggregate amount not to exceed at any time 10% of the Company's Consolidated Total Assets.

     6.2.7. Funded Debt/EBITDA Ratio. The Company will not permit its Funded Debt/EBITDA Ratio as at the end of any fiscal quarter to exceed 3.50 to 1.0.

                                ARTICLE VII

                                  DEFAULTS


     The occurrence of any one or more of the following events shall constitute a Default:

     7.1. Any representation or warranty made by or on behalf of the Company or any Subsidiary to the Banks under or in connection with any Loan Document shall be materially false as of the date on which made.

     7.2. Nonpayment of principal of the Notes when due.

     7.3. Nonpayment of interest upon the Notes or of any facility fee or other obligations under any of the Loan Documents within five days after the same becomes due.

     7.4. The breach by the Company of any of the terms or provisions of Sections 6.1.3 or 6.2.

     7.5. The breach by the Company (other than a breach which constitutes a Default under Section 7.1, 7.2, 7.3 or 7.4) of any of the terms or provisions of this Agreement which is not remedied or waived within fifteen days after written notice from the Administrative Agent or any Bank.

     7.6. Failure of the Company or any Consolidated Subsidiary to pay any Indebtedness in an aggregate principal amount in excess of $10,000,000 (or the equivalent thereof in any other currency), when due, or the default by the Company or any Consolidated Subsidiary in the performance of any other term, provision or condition contained in any agreement or agreements under which Indebtedness in an aggregate principal amount in excess of $10,000,000 (or the equivalent thereof in any other currency) was created or is governed, the effect of which, in either case, is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or Indebtedness in an aggregate principal amount in excess of $10,000,000 (or the equivalent thereof in any other currency) shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment), prior to the stated maturity thereof; or the Company or any Consolidated Subsidiary shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

     7.7. The Company or any Consolidated Subsidiary shall (a) have an order for relief entered with respect to it under the Bankruptcy Code, (b) make an assignment for the benefit of creditors, (c) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its property, (d) institute any proceeding seeking an order for relief under the Bankruptcy Code or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (e) take any corporate action to authorize or effect any of the foregoing actions set forth in this Section 7.7 or (f) fail to contest in good faith any appointment or proceeding described in Section 7.8.

     7.8. Without the application, approval or consent of the Company or any Consolidated Subsidiary, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Company or any Consolidated Subsidiary or any substantial part of its property, or a proceeding described in Section 7.7(d) shall be instituted against the Company or any Consolidated Subsidiary and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 60 consecutive days.

     7.9. The Company or any Consolidated Subsidiary shall fail within 30 days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith.

     7.10. The Unfunded Liabilities of all Plans shall exceed in the aggregate an amount equal to 5 percent of the value (as of any date of determination) of all Plan assets allocable to Plan benefits guaranteed under ERISA.

     7.11. An administrator, custodian or other representative, by or pursuant to any legislative act, resolution or rule (other than the Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing) or any order or decree of any court or any governmental board or agency (other than any order or decree issued pursuant to the Bankruptcy Code or any similar law, state or federal, whether now or hereafter existing) shall take possession or control of all or such portions of the property of any one or more of the Company and the Consolidated Subsidiaries as would, in the sole opinion of the Required Banks, materially interfere with the operation of the business of the Company and the Consolidated Subsidiaries, on a consolidated basis, and such possession or control shall continue for 30 calendar days.

     7.12. The Company or any Subsidiary shall be the subject of any proceeding or investigation pertaining to the release by the Company or any of its Subsidiaries, or any other Person of any toxic or hazardous waste or physical substance into the environment, or any violation of any federal, state or local environmental, health or safety law or regulation with respect to any toxic or hazardous waste or physical substance, which would, in either case, have a material adverse effect upon the operations of the Company and the Subsidiaries, taken as a whole.



                                ARTICLE VIII

               ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES


     8.1. Acceleration; Allocation of Payments after Default or Prepayment Event. (a) If any Default described in Section 7.7 or 7.8 occurs, the commitments of the Banks to make Advances hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Administrative Agent or any Bank. If any other Default or Prepayment Event occurs, the Required Banks may terminate the commitments of the Banks to make Advances hereunder, or declare the Obligations to be due and payable, whereupon the Obligations shall become immediately due and payable, or both, without presentment, demand, protest or notice of any kind, all of which the Company hereby expressly waives.

     If, within 14 days after acceleration of the maturity of the Obligations or termination of the obligations of the Banks to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.7 or 7.8 with respect to the Company) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Banks (in their sole discretion) shall so direct, the Administrative Agent shall, by notice to the Company, rescind and annul such acceleration and/or termination.

     (b) Upon the occurrence of (i) any Unmatured Default as to which the Required Banks shall have notified the Administrative Agent that the provisions of this Section 8.1(b) shall apply, (ii) any Default or (iii) any Prepayment Event, the Banks shall share all collections and recoveries of the Obligations on a pro rata basis, based on the respective amounts of Obligations (whether or not mature and currently payable) owing to each Bank in respect of principal and unpaid accrued interest, fees and indemnities hereunder as of the date of occurrence of such Default, Unmatured Default or Prepayment Event, as the case may be.

     8.2. Amendments. Subject to the provisions of this Section, the Required Banks (or the Administrative Agent with the consent in writing of the Required Banks) and the Company may enter into agreements supplemental hereto for the purpose of adding any provisions to the Loan Documents or changing in any manner the rights of the Banks or the Company hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Banks:

     (a) Modify any of the provisions of this Agreement with respect to the amount of or the time for the payment of the principal of or any interest on any of the Obligations or any of the fees due hereunder,

     (b)  Reduce the  percentage  specified in the  definition  of Required
          Banks.

     (c) Change the amount of the Commitment of any Bank hereunder or the Termination Date.

     (d)  Amend this Section 8.2.


No  amendment  of  any  provision  of  this   Agreement   relating  to  the
Administrative Agent shall be effective without the written consent of the Administrative Agent.

     8.3. Preservation of Rights. No delay or omission of the Banks or the Administrative Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Banks required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Banks until the Obligations have been paid in full.

                                 ARTICLE IX

                             GENERAL PROVISIONS


     9.1. Survival of Representations. All representations and warranties of the Company contained in this Agreement shall survive delivery of the Notes and the making of the Loans herein contemplated.

     9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Bank shall be obligated to extend credit to the Company in violation of any limitation or prohibition provided by any applicable statute or regulation.

     9.3. Taxes. Any taxes (excluding income taxes whether or not such taxes are actually called "income taxes") payable or ruled payable by Federal or State authority in respect of the Loan Documents shall be paid by the Company, together with interest and penalties, if any.

     9.4. CHOICE OF LAW. THE LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS, BUT GIVING EFFECT TO APPLICABLE FEDERAL LAWS.

     9.5. CONSENT TO JURISDICTION. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR ILLINOIS STATE COURT SITTING IN CHICAGO IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE COMPANY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO BRING PROCEEDINGS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE COMPANY AGAINST THE ADMINISTRATIVE AGENT OR ANY BANK OR ANY AFFILIATE OF THE ADMINISTRATIVE AGENT OR ANY BANK INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN CHICAGO, ILLINOIS.

     9.6. WAIVER OF JURY TRIAL. THE COMPANY, THE ADMINISTRATIVE AGENT AND EACH BANK HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT

OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.

     9.7. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.

     9.8. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Company, the Administrative Agent and the Banks and supersede all prior agreements and understandings among the Company, the Administrative Agent and the Banks relating to the subject matter thereof.

     9.9. Several Obligations. The respective obligations of the Banks hereunder are several and not joint and no Bank shall be the partner or agent of any other (except to the extent to which the Administrative Agent is authorized to act as such). The failure of any Bank to perform any of its obligations hereunder shall not relieve any other Bank from any of its obligations hereunder.

     9.10. Expenses. The Company shall reimburse the Administrative Agent for any and all costs and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent, which attorneys may be employees of the Administrative Agent,) paid or incurred by the Administrative Agent and the Arranger in connection with the preparation, review, execution, delivery, amendment and modification of the Loan Documents; provided, however, that such attorney's fees and time charges to be reimbursed by the Company in connection with the preparation, review, execution and delivery of the Loan Documents shall not exceed the amount provided for in a letter agreement dated March 21, 1996 between the Company and the Administrative Agent and the Arranger. The Company shall reimburse the Administrative Agent and the Banks for any and all costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Administrative Agent and the Banks, which attorneys may be employees of the Administrative Agent or the Banks) paid or incurred by the Administrative Agent or any Bank in connection with the collection and enforcement of the Loan Documents. The Company further agrees to indemnify the Administrative Agent, the Arranger and each Bank, its directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Administrative Agent, the Arranger, or any Bank is a party thereto) which any of them may pay or incur in connection with or arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder; provided, however, that the Company shall not be liable for any of the foregoing to the extent that they arise from a violation of law by, or the gross negligence or willful misconduct of, the Administrative Agent, the Arranger or such Bank, as the case may be. The obligations of the Company under this Section shall survive the termination of this Agreement.

     9.12. Numbers of Documents. All closing documents, notices and requests hereunder shall be furnished to the Administrative Agent with sufficient counterparts so that the Administrative Agent may furnish one to each of the Banks.

     9.13. Confidentiality. Each Bank agrees to hold any confidential information which it may receive from the Company pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Banks and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to that Bank or to a Transferee, (iii) to regulatory officials, (iv) to any Person as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which that Bank is a party, and (vi) permitted by
Section 12.4. Each Bank will notify the Company of any disclosure under clauses (iii) (other than disclosure pursuant to a request arising in the course of a bank audit, notice of which such Bank shall deliver to the Company as soon as is practicable), (iv), and (v) hereinabove before divulging such information unless such disclosure is legally prohibited by the terms of the request or demand for such information.

     9.14. Termination of and Waiver Under Prior Agreement. By its execution of this Agreement, the Company hereby gives notice of the termination of that certain Credit Agreement dated as of September 30, 1993 by and among the Company, The First National Bank of Chicago as agent, and the banks party thereto (the "Prior Agreement"), effective as of the date the conditions precedent set forth in Section 4.1 of this Agreement have been satisfied and all outstanding obligations of the Company to the banks under the Prior Agreement have been paid in full. By its execution of this Agreement, each Bank that is a "Bank" party to the Prior Agreement hereby agrees to waive the requirement of five Business Days' written notice to the Agent prior to termination thereof set forth in Section 2.3.5(b) thereof. Such waiver shall become effective upon execution of counterparts of this Agreement by sufficient Banks to constitute the "Required Banks" as that term is defined in the Prior Agreement.

                                 ARTICLE X

                          THE ADMINISTRATIVE AGENT


     10.1. Appointment. The First National Bank of Chicago is hereby appointed Administrative Agent hereunder, and each of the Banks irrevocably authorizes the Administrative Agent to act as the agent of such Bank. The Administrative Agent agrees to act as such upon the express conditions contained in this Article X. The duties of the Administrative Agent shall be administrative in nature and the Administrative Agent shall not have a fiduciary relationship in respect of any Bank by reason of this Agreement.

     10.2. Powers. The Administrative Agent shall have and may exercise such powers hereunder as are specifically delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent shall have no implied duties to the Banks, or any obligation to the Banks to take any action hereunder except any action specifically provided by this Agreement to be taken by the Administrative Agent.

     10.3. General Immunity. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable to the Banks or any Bank for any action taken or omitted to be taken by it or them hereunder or in connection herewith except for its or their own gross negligence or wilful misconduct.

     10.4. No Responsibility for Loans, Recitals, etc. The Administrative Agent shall not be responsible to the Banks for any recitals, reports, statements, warranties or representations herein or any Loans hereunder or be bound to ascertain or inquire as to the performance or observance of any of the terms of this Agreement.

     10.5. Right to Indemnity. The Administrative Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks pro rata against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     10.6. Action on Instructions of Banks. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder in accordance with written instructions signed by the Required Banks, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Banks and on all holders of Notes.

     10.7. Employment of Agents and Counsel. The Administrative Agent may execute any of its duties as Administrative Agent hereunder by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent shall be entitled to advice of counsel concerning all matters pertaining to the agency hereby created and its duties hereunder.

     10.8. Reliance on Documents; Counsel. The Administrative Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Administrative Agent.

     10.9. Administrative Agent's Reimbursement. Each Bank agrees to reimburse the Administrative Agent in the amount of such Bank's ratable share of the Commitments for any expenses not reimbursed by the Company (i) for which the Administrative Agent is entitled to reimbursement by the Company under the Loan Documents and (ii) for any other expenses, liabilities, obligations, losses, damages, penalties, costs, or disbursements of any kind incurred by the Administrative Agent on behalf of the Banks, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents; provided, however, that no Bank shall be required to reimburse the Administrative Agent for any such expenses to the extent that they arise from a violation of law by, or the gross negligence or willful misconduct of, the Administrative Agent. The obligations of the Banks under this Section 10.9 shall survive payment of the Obligations and termination of this Agreement.

     10.10. Rights as a Bank. With respect to its Commitment, Loans made by it and the Note issued to it, the Administrative Agent shall have the same rights and powers hereunder as any Bank and may exercise the same as though it were not the Administrative Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. The Administrative Agent may accept deposits from, lend money to, and generally engage in any kind of banking or trust business with the Company as if it were not the Administrative Agent.

     10.11. Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in Section 5.4 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     10.12. Successor Administrative Agent. The Administrative Agent may resign at any time by giving thirty days' written notice thereof to the Banks and the Company and may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint, on behalf of the Banks but with the consent of the Company (which consent shall not be unreasonably withheld), a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within thirty days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may appoint, on behalf of the Banks but with the consent of the Company (which consent shall not be unreasonably withheld), a successor
Administrative Agent. Such successor Administrative Agent shall be a commercial bank having capital and retained earnings of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this
Article X shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent hereunder.

     10.13. Distribution of Information. The Company authorizes the Administrative Agent, as the Administrative Agent may elect in its sole discretion, to discuss with and furnish to the Banks or to any other Person having an interest in the Obligations (whether as a guarantor, pledgor of collateral, participant, purchaser or otherwise) all financial statements, audit reports and other information pertaining to the Company and its Subsidiaries whether such information was provided by the Company or prepared or obtained by the Administrative Agent; provided, however, that if such information is non-public and confidential, the Administrative Agent shall obtain the consent of the Company (which shall not be unreasonably withheld) prior to delivering such information to any such Person and such Person shall have agreed to be bound by Section 9.13 of this Agreement.. Neither the Administrative Agent nor any of its employees, officers, directors or agents makes any representation or warranty regarding any audit reports or other analyses of the Company's and its Subsidiaries condition which the Administrative Agent may elect to distribute, whether such information was provided by the

Company or prepared or obtained by the Administrative Agent, nor shall the Administrative Agent or any of its employees, officers, directors or agents be liable to any person or entity receiving a copy of such reports or analyses for any inaccuracy or omission contained in or relating thereto.



                                 ARTICLE XI

                          SETOFF; RATABLE PAYMENTS


     11.1. Setoff. In addition to, and without limitation of, any rights of the Banks under applicable law, if the Company becomes insolvent, however evidenced, or any Default or Prepayment Event occurs, any indebtedness from any Bank to the Company may be offset and applied toward the payment of the Obligations owing to such Bank, whether or not the Obligations, or any part thereof, shall then be due.

     11.2. Ratable Payments. In case at any time any Bank, whether by setoff or otherwise, has payment (other than a payment made on a Bid Loan when there exists no Default or Prepayment Event) made to it upon its Loans in a greater proportion than received by any other Bank, such Bank so receiving such greater proportionate payment agrees to purchase a portion of the Loans held by the other Banks so that after such purchase each Bank will hold its ratable proportion of Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made. The Company agrees that any Bank purchasing a participation hereunder may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as if such Bank were the direct creditor of the Company in the amount of the participation.



                                ARTICLE XII

             BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS


     12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Company and the Banks and their respective successors and assigns, except that (i) the Company shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Bank must be made in compliance with Section

12.3. Notwithstanding clause (ii) of this Section, any Bank may at any time, without the consent of the Company or the Administrative Agent, assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank; provided, however, that no such assignment to a Federal Reserve Bank shall release the transferor Bank from its obligations hereunder. The Administrative Agent may treat the payee of any Note as the owner thereof for all purposes hereof unless and until such payee complies with Section 12.3 in the case of an assignment thereof or, in the case of any other transfer, a written notice of the transfer is filed with the Administrative Agent. Any assignee or transferee of a Note agrees by acceptance thereof to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     12.2. Participations.

          12.2.1. Permitted Participants; Effect. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment of such Bank or any other interest of such Bank under the Loan Documents. In the event of any such sale by a Bank of participating interests to a Participant, such Bank's obligations under the Loan Documents shall remain unchanged, such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, such Bank shall remain the holder of any each of its Notes for all purposes under the Loan Documents, all amounts payable by the Company under this Agreement shall be determined as if such Bank had not sold such participating interests, and the Company and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Loan Documents.

          12.2.2. Voting Rights. Each agreement pursuant to which any Bank may sell such a participation shall provide that such Bank shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases any substantial portion of collateral, if any, securing any such Loan; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in Sections 8.2 (a), (c) and (d) without the consent of the Participant.

     12.3. Assignments.

          12.3.1. Permitted Assignments. Any Bank may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one bank (a "Purchaser") all (but not less than all) of its rights and obligations under the Loan Documents. Such assignment shall be substantially in the form of Exhibit "H" hereto or in such other form as may be agreed to by the parties thereto. The consent of the Company and the Administrative Agent shall be required prior to an assignment becoming effective; provided, however, that if a Default has occurred and is continuing, the consent of the Company shall not be required. Such consent shall not be unreasonably withheld or delayed.

          12.3.2. Substitution of Bank. The Company may, at its sole expense and effort, require any Bank to transfer and assign, without recourse (in accordance with this Section 12.3) all (but not less than all) of its interests, rights and obligations under this Agreement to an assignee which shall assume such assigned obligations (which assignee may be another Bank, if a Bank accepts such assignment); provided, that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other governmental authority, (ii) the Company shall have received a written consent of the Agent in the case of an entity that is not a Bank, which consent shall not be unreasonably withheld, (iii) the Company or such assignee shall have paid to the assigning Bank in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder and the fee payable to the Agent pursuant to Section 12.3.3 and (iv) nothing in the foregoing is intended or shall be construed as obligating the Administrative Agent or any Bank to locate such an assignee.

          12.3.3. Effect; Effective Date. Upon (i) delivery to the Administrative Agent of a notice of assignment, substantially in the form attached as Exhibit "I" to Exhibit "H" hereto (a "Notice of Assignment"), together with any consents required by Section 12.3.1 or 12.3.2, and (ii) payment of a $3,000 fee to the Administrative Agent for processing such assignment, such assignment shall become effective on the effective date specified in such Notice of Assignment. The Notice of Assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement are "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Bank party to this Agreement and any other Loan Document executed by the Banks and shall have all the rights and obligations of a Bank under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Company, the Banks or the Administrative Agent shall be required to release the transferor Bank with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this
     Section 12.3.3, the transferor Bank, the Administrative Agent and the Company shall make appropriate arrangements so that replacement Notes are issued to such transferor Bank and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

          12.4.Dissemination of Information. The Company authorizes each Bank to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Bank's possession concerning the creditworthiness of the
     Company and its Subsidiaries; provided, however, that if such information is non-public and confidential, such Bank shall obtain the consent of the Company (which shall not be unreasonably withheld) prior to delivering such information to such Person and such Person agrees to be bound by Section 9.13 of this Agreement. No Bank may disclose confidential information regarding the Company and its Subsidiaries to prospective Transferees without the consent of the Company.

          12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Bank shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of
     Section 2.3.15.

                                ARTICLE XIII

                                  NOTICES


          13.1. Giving Notice. Any notice required or permitted to be given under this Agreement may be given by (a) actual delivery to the Company, the Administrative Agent or the Banks at the addresses indicated below their signatures to this Agreement, or (b) United States mail, postage prepaid, or telecopy or telefacsimile addressed to the Company, the Banks or the Administrative Agent at the addresses indicated below their signatures to this Agreement. Each such notice shall be effective (a) if given by mail, 72 hours after such notice is deposited in the mails with first class postage prepaid, addressed as aforesaid, and (b) if given by any other means, when delivered at the address specified in accordance with this Article XIII.

          13.2. Change of Address. The Company and the Banks may each change the address for service of notice upon it by a notice in writing to the other parties hereto.



                                ARTICLE XIV

                                COUNTERPARTS


     This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Company, the Administrative Agent and the Banks and each party has notified the Administrative Agent by telecopy or telefacsimile or by telephone, confirmed in writing, that it has taken such action.

   IN WITNESS WHEREOF, the Company, the Banks and the Administrative Agent have executed this Agreement as of the date first above written.


                            THIOKOL CORPORATION

                         /s/ NICHOLAS J. IUANOW
                 By:  ______________________________
                          Nicholas J. Iuanow
                          Treasurer


All Notices:           Thiokol Corporation
                       2475 Washington Boulevard
                       Ogden, Utah  84405

                       Attn: Treasury Department, 4th Floor

                       Telephone:        (801) 629-2211
                       Telecopy:         (801) 629-2222

         Commitments

         $25,000,000             THE FIRST NATIONAL BANK OF CHICAGO,
                                 Individually and as Administrative Agent


                                 By:
                                               Karen J. Andrews
                                               Vice President


All Notices and Credit Matters:  The First National Bank of Chicago
                                 Mail Suite 0374
                                 One First National Plaza
                                 Chicago, Illinois  60670-0374
                                 Attn:    Transportation Division,
                                          Karen J. Andrews

                                 Telephone:        (312) 732-8867
                                 Telecopy:         (312) 732-3885

All Borrowing Notices:           The First National Bank of Chicago
                                 Mail Suite 0829
                                 One First National Plaza
                                 Chicago, Illinois  60670-0829
                                 Attn:    Michael Lorenzi
                                 Telephone:        (312) 732-8573
                                 Telecopy:         (312) 732-1158

Wire Transfer Payment Instructions:

                                 The First National Bank of Chicago
                                 DCS Incoming Clearing Account #247-165
                                 Ref: Thiokol Corporation

      $25,000,000               ABN AMRO BANK N.V.


                                 By:
                                 Name:
                                 Title:

                                 By:
                                 Name:
                                 Title:


All Notices and Credit Matters:   ABN AMRO Bank N.V.
                                  101 California Street, Suite 4550
                                  San Francisco, California  94111
                                  Attn:    Gina Brusatori

                                  Telephone:        (415) 984-3702
                                  Telecopy:         (415) 362-3524

Competitive Bid Advance Notices:  ABN AMRO Bank N.V.
                                  101 California Street, Suite 4550
                                  San Francisco, California  94111
                                  Attn:    Gloria Lee

                                  Telephone:        (415) 984-3720
                                  Telecopy:         (415) 362-3524

Syndicated Advance Notices:       ABN AMRO Bank N.V.
                                  101 California Street, Suite 4550
                                  San Francisco, California  94111
                                  Attn:    Gloria Lee

                                  Telephone:        (415) 984-3720
                                  Telecopy:         (415) 362-3524

Wire Transfer Payment Instructions:
                                  Federal Reserve Bank of New York
                                  A/C: ABN AMRO New York
                                  ABA #:  026009580
                                  Favor:  ABN AMRO San Francisco
                                  #6510010545-41

         $25,000,000              BANK OF AMERICA NATIONAL TRUST
                                  AND SAVINGS ASSOCIATION

                                  By:
                                  Name:
                                  Title:


All Notices and Credit Matters:   Credit Products #5618
                                  Bank of America NT & SA
                                  555 South Flower Street, 11th Floor
                                  Los Angeles, CA  90071
                                  Attn:    Lori Y. Kannegieter, V.P.
                                  Telephone:        (213) 228-6379
                                  Telecopy:         (213) 228-2756

Competitive Bid Advance Notices:  Corporate Distribution #5670
                                  Bank of America NT & SA
                                  555 California Street, 10th Floor
                                  San Francisco, CA  94104
                                  Attn:    Grover A. Fitch, V. P.
                                  Telephone:        (415) 622-2064
                                  Telecopy:         (415) 662-2235

Syndicated Advance Notices:       Global Payment Operations #5693
                                  Bank of America NT & SA
                                  1850 Gateway Blvd.
                                  Concord, CA  94520
                                  Attn:    Elvira MacGillivray
                                  Telephone:        (510) 675-8258
                                  Telecopy:         (510) 675-7531

Wire Transfer Payment Instructions:
                                  Bank of America NT & SA
                                  San Francisco
                                  ABA# 121 000 358
                                For Credit to: Global Payment Operations #5693
                                               1850 Gateway Blvd.
                                               Concord, CA  94520
                                               Attn:    Elvira MacGillivray
                                  Ref:   Thiokol Corporation

         $25,000,000              BANKERS TRUST COMPANY


                                  By:
                                  Name:
                                  Title:


All Notices and Credit Matters:   Bankers Trust Company
                                  130 Liberty Street
                                  30th Floor
                                  New York, New York  10006
                                  Attn:    Dana Klein

                                  Telephone:        (212) 250-1724
                                  Telecopy:         (212) 250-7218

Competitive Bid Advance Notices:  Bankers Trust Company
                                  130 Liberty Street
                                  30th Floor
                                  New York, New York  10006
                                  Attn:    Mary Jo Jolly

                                  Telephone:        (212) 250-5860
                                  Telecopy:         (212) 250-7351

Syndicated Advance Notices:       Bankers Trust Company
                                  130 Liberty Street
                                  30th Floor
                                  New York, New York  10006
                                  Attn:    Mary Jo Jolly
                                  Telephone:        (212) 250-5860
                                  Telecopy:         (212) 250-7351

Wire Transfer Payment Instructions:
                                   ABA# 02100103
                                   Bankers Trust company
                                   A/C# 99-401-268
                                   Attn:    Mary Rodwell
                                   Ref:     THIOKOL CORPORATION
                                   Telephone:        (212) 250-2955
                                   Telecopy:         (212) 250-7351

         $25,000,000                 CREDIT SUISSE


                                     By:
                                     Name:
                                     Title:
                                     By:
                                     Name:
                                     Title:


All Notices and Credit Matters:      Credit Suisse
                                     633 West Fifth Street
                                     Los Angeles, California  90071
                                     Attn:    Debbie Shea

                                     Telephone:        (213) 955-8276
                                     Telecopy:         (213) 955-8245

Competitive Bid Advance Notices:     Credit Suisse
                                     633 West Fifth Street, 64th Floor
                                     Los Angeles, California  90071
                                     Attn:    Rita Asa

                                     Telephone:        (213) 955-8284
                                     Telecopy:         (213) 955-8245

Syndicated Advance Notices:          Credit Suisse
                                     633 West Fifth Street, 64th Floor
                                     Los Angeles, California  90071
                                     Attn:    Rita Asa
                                     Telephone:        (213) 955-8284
                                     Telecopy:         (213) 955-8245

Wire Transfer Payment Instructions:
                                      Credit Suisse
                                      New York, New York
                                      ABA #026009179
                                      A/C #11674201
                                      For Account of Credit Suisse Los Angeles
                                      Your Reference (i.e., interest/fees)

         $25,000,000                  THE NORTHERN TRUST COMPANY


                                      By:
                                      Name:
                                      Title:

All Notices and Credit Matters:             The Northern Trust Company
                                            50 South LaSalle Street
                                            Chicago, Illinois  60675
                                            Attn:    Michelle D. Griffin

                                            Telephone:        (312) 444-4571
                                            Telecopy:         (312) 630-1566

Competitive Bid Advance Notices:            The Northern Trust Company
                                            50 South LaSalle Street
                                            Chicago, Illinois  60675
                                            Attn:    Linda Honda

                                            Telephone:        (312) 444-3532
                                            Telecopy:         (312) 630-1566

Syndicated Advance Notices:         The Northern Trust Company
                                            50 South LaSalle Street
                                            Chicago, Illinois  60675
                                            Attn:    Linda Honda

                                            Telephone:        (312) 444-3532
                                            Telecopy:         (312) 630-1566

Wire Transfer Payment Instructions:
                                            Via Federal Reserve Chicago
                                            The Northern Trust Company, Chicago
                                            ABA 071-000-152
                                            Attn: Commercial Loans
                                            Ref: Thiokol Corporation



                                            Aggregate Commitment
- -----------------------------
         $150,000,000

                                EXHIBIT "A"

                              SYNDICATED LOANS
                              PROMISSORY NOTE


$25,000,000                                                    May 23, 1996

     Thiokol Corporation, a Delaware corporation (the "Company"), promises to pay to the order of (the "Bank") the lesser of the principal sum of Twenty-Five Million and No/100 Dollars or the aggregate unpaid principal amount of all Syndicated Loans made by the Bank to the Company pursuant to
Section 2.1 of the Credit Agreement (the "Agreement") hereinafter referred to, whichever is less, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Company shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date.

     The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Syndicated Loan and the date and amount of each principal payment hereunder.

     This Syndicated Loans Promissory Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 1996, among the Company, The First National Bank of Chicago, individually and as Administrative Agent, and the banks named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Syndicated Loans Promissory Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                                THIOKOL CORPORATION

                                 By:
                                     Nicholas J. Iuanow
                                     Treasurer


                                           SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                                                   TO
                                                     SYNDICATED LOANS PROMISSORY NOTE
                                                            OF THIOKOL CORPORATION
                                                               DATED MAY 23, 1996

                   Principal                Maturity                 Principal
                   Amount of               of Interest                Amount                 Unpaid
Date                 Loan                    Period                    Paid                  Balance
- -----------------------------------------------------------------------------------------------------






















                                EXHIBIT "B"

                                 BID LOANS
                              PROMISSORY NOTE


$150,000,000                                                   May 23, 1996

     Thiokol Corporation, a Delaware corporation (the "Company"), promises to pay to the order of (the "Bank") the lesser of the principal sum of One Hundred Fifty Million and No/100 Dollars or the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Company pursuant to Section
2.2 of the Credit Agreement (the "Agreement") hereinafter referred to, whichever is less, in immediately available funds at the main office of The First National Bank of Chicago in Chicago, Illinois, as Administrative Agent, together with interest on the unpaid principal amount hereof at the rates and on the dates set forth in the Agreement. The Company shall pay each Bid Loan in full on the last day of such Bid Loan's applicable Interest Period and shall pay the principal of and accrued and unpaid interest on the Loans in full on the Termination Date.

     The Bank shall, and is hereby authorized to, record on the schedule attached hereto, or otherwise record in accordance with its usual practice, the date and amount of each Bid Loan and the date and amount of each principal payment hereunder.

     This Bid Loans Promissory Note is one of the Notes issued pursuant to, and is entitled to the benefits of, the Credit Agreement dated as of May 23, 1996, among the Company, The First National Bank of Chicago, individually and as Administrative Agent, and the banks named therein, to which Agreement, as it may be amended from time to time, reference is hereby made for a statement of the terms and conditions under which this Bid Loans Promissory Note may be prepaid or its maturity date accelerated. Capitalized terms used herein and not otherwise defined herein are used with the meanings attributed to them in the Agreement.

                          THIOKOL CORPORATION


                          By:
                                   Nicholas J. Iuanow
                                   Treasurer


                                              SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL
                                                                      TO
                                                           BID LOANS PROMISSORY NOTE
                                                             OF THIOKOL CORPORATION
                                                               DATED MAY 23, 1996


                   Principal                Maturity                 Principal
                   Amount of               of Interest                Amount                 Unpaid
Date                 Loan                    Period                    Paid                  Balance
- ----------------------------------------------------------------------------------------------------















































                                EXHIBIT "C"

                             BID QUOTE REQUEST

                                                   ___________________, 19__

To:     The First National Bank of Chicago,
        as agent (the "Administrative Agent")

From:   Thiokol Corporation

Re: Credit Agreement (the "Agreement") dated as of May 23, 1996 among Thiokol Corporation, the Banks listed on the signature pages thereof and the Administrative Agent

     We hereby give notice pursuant to Section 2.2.2 of the Agreement that we request Bid Quotes for the following proposed Bid Advance(s):

Borrowing Date: ____________ , 19__

Principal Amount1                                    Interest Period2
- -----------------                                    ----------------

$


     Such Bid Quotes should offer a Bid [Margin] [Absolute Rate]. [The applicable base rate is the Base Eurodollar Rate.]

     Terms used herein have the meanings assigned to them in the Agreement.

                              THIOKOL CORPORATION

                              By:

                              Title:

     --------------------------------

     1    Amount must be $5,000,000 or a larger multiple of $1,000,000.

     2 One, two, three or six months (Eurodollar Auction) or and up to 270 days (Absolute Rate Auction), subject to provisions of definitions of Eurodollar Interest Period and Absolute Rate Interest Period.

                                EXHIBIT "D"

                         INVITATION FOR BID QUOTES


To:    [Name of Bank]

Re:    Invitation for Bid Quotes to
       Thiokol Corporation (the "Company")

     Pursuant to Section 2.2.3 of the Credit Agreement dated as of May 23, 1996 among the Company, the Banks parties thereto and the undersigned, as Administrative Agent, we are pleased on behalf of the Company to invite you to submit Bid Quotes to the Company for the following proposed Bid Advance(s):

Borrowing Date: ______________, 19__

Principal Amount                                  Interest Period
- ------------------                                ----------------
$

     Such Bid Quotes should offer a Bid [Margin] [Absolute Rate]. [The applicable base rate is the Base Eurodollar Rate.]

     Please respond to this invitation by no later than [9:30 a.m.] [10:30 a.m.] Chicago time on , _______________19__.

                                      THE FIRST NATIONAL BANK OF CHICAGO,
                                      as Administrative Agent


                                      By:

                                      Authorized Officer

                                EXHIBIT "E"

                                 BID QUOTE

To:    The First National Bank of Chicago, as Administrative Agent
       Attn:  Michael Lorenzi

Re:    Bid Quote to Thiokol Corporation (the "Company")

     In response to your invitation on behalf of the Company dated_________ , 19__ , we hereby make the following Bid Quote on the following terms:

1.   Quoting Bank:_________________________

2.   Person to contact at Quoting Bank: ___________________________

3.   Borrowing Date:___________ , 19__ 1

4. We hereby offer to make Bid Loan(s) in the following principal amounts, for the following Interest Periods and rates:

Principal Amount2    Interest Period3   Bid [Margin]4      [Absolute Rate5]
- -----------------    ----------------   -------------      ----------------

$

     We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of May 23, 1996 among the Company, the Banks listed on the signature pages thereof and yourselves, as Administrative Agent, irrevocably obligates us to make the Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

                                        Very truly yours,

                                        [NAME OF BANK]


Dated:________________, 19__                  By:
                                              Authorized Officer
- -------------------------

1   As specified in the related Invitation.

2 Principal amount bid for each Interest Period may not exceed principal amount requested. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

3 One, two, three, six, nine, or twelve months and up to 270 days, as specified in the related Invitation.

4 Margin over or under the Base Eurodollar Rate determined for the applicable Interest Period. Specify percentage (rounded to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

5   Specify   rate  of   interest   per  annum   (rounded  to  the  nearest
    1/100th of 1%).

                                EXHIBIT "F"

                             OPINION OF COUNSEL


May 23, 1996


The Administrative Agent and the Banks who are parties to the Credit Agreement described below.

Ladies and Gentlemen:

This is in regard to the Credit Agreement dated as of May 23, 1996 among Thiokol Corporation (the "Company"), the Banks named therein and The First National Bank of Chicago, as Administrative Agent (the "Credit Agreement"). Unless the context otherwise requires, all terms used in this opinion which are specifically defined in the Credit Agreement shall have the meanings given such terms in the Credit Agreement.

I am the Vice President and General Counsel of the Company and have acted as such in connection with the Credit Agreement. In so acting, I have examined originals (or copies thereof certified to my satisfaction) of such corporate and other documents of the Company (including certificates of officers of the Company on which I have relied) and such statutes and regulations as I have deemed relevant and necessary in order to give the following opinion; the certificate of incorporation and by-laws of the Company and its Subsidiaries as set forth on Schedule 1 of the Credit Agreement; the corporate proceedings and other actions taken by the Company and its Subsidiaries as set forth on Schedule 1 of the Credit Agreement to qualify, and maintain its good standing, in the jurisdiction of its incorporation and in those jurisdictions in which the Company and its Subsidiaries are qualified as foreign corporations; and the corporate proceedings of the Company taken to authorize the execution, delivery and performance of the Credit Agreement and the Notes and the borrowings under the Credit Agreement.

+Based upon the foregoing, it is my opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all corporate power required to carry on its ordinary course of business.

2. The Company has no other subsidiaries except as set forth on Schedule 1 of the Credit Agreement. Each domestic subsidiary set forth on
     Schedule 1 of the Credit Agreement is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Incorporation set forth on Schedule 1.

3. The Company and its Subsidiaries are each duly qualified as a foreign corporation in good standing to do business in all jurisdictions where the failure to so qualify would have a material adverse effect on the business of the Company and the subsidiaries taken as a whole. The Company is duly qualified as a foreign corporation in good standing in the States of [Alabama, California, Florida, Louisiana, Maryland,
     Mississippi, New Jersey, Texas, Utah, and Virginia]. to be supplemented as necessary

4. The execution and delivery of the Credit Agreement and the Notes by the Company, the borrowings by the Company under the Credit Agreement and the performance by the Company of its obligations under the Credit Agreement and the Notes have been duly authorized by all necessary corporate action and proceedings on the part of the Company and do not at this time:

     (a)  require any consent of the Company's shareholders;

     (b) contravene, or constitute a default under, any provision of any law or regulation applicable to the Company or of the certificate of incorporation or by-laws of the Company or of any material contract, agreement, judgment, order, decree, adjudication or other instrument binding upon the Company, or by which the Company or its property may be bound or affected, or result in the creation of any Lien on any property now owned by the Company or any Subsidiaries pursuant to the provisions of any agreement, indenture or other instrument binding upon it.

5. The Credit Agreement and the Notes have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, except as such enforceability may be limited by bankruptcy or similar laws and by laws and judicial decisions relating generally to the enforcement of creditors' rights and subject also to the availability of equitable remedies and to general principles of equity.

6. Except as otherwise set forth in the Company's Form 10-K as of June 30, 1995, a copy of which has been previously delivered to you, there is as of the date hereof no action, suit, proceeding or investigation of which I am aware pending or threatened against or affecting the Company or any subsidiary before any court, regulatory commission, arbitration tribunal, governmental department, administrative agency or instrumentality which, would be reasonably expected to have a material adverse effect on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries as a whole.

7. Neither the Company nor its Subsidiaries is in default or violation in any respect which would have a material adverse effect on the business or condition (financial or otherwise) of the Company and its Subsidiaries as a whole with respect to any law, rule, regulation, order, writ, judgment, injunction, decree, adjudication, determination or award presently in effect and applicable to it.

8. No approval, authorization, consent adjudication or order of any governmental authority, which has been obtained by the Company, is required to be obtained by the Company as of the date hereof in connection with the execution and delivery of the Credit Agreement, the Notes, the borrowings under the Credit Agreement or in connection with the performance by the Company of its obligations under the Credit Agreement and the Notes.

9. The Company is not engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System).

10. The Company is not an "investment company," within the meaning of the Investment Company Act of 1940, as currently in effect.

Very truly yours,




R. Robert Harris

                                EXHIBIT "G"
               LOAN/CREDIT RELATED MONEY TRANSFER INSTRUCTION

To The First National Bank of Chicago, as Administrative Agent (the "Administrative Agent") under the Credit Agreement Described Below.

Re: Credit Agreement, dated May 23, 1996 (as the same may be amended or modified, the "Credit Agreement"), among Thiokol Corporation (the "Company"), the Administrative Agent, and the Banks named therein
- ------------------------------------------------------------------------------
     Terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

The Administrative Agent is specifically authorized and directed to act upon the following standing money transfer instructions with respect to the proceeds of Advances or other extensions of credit from time to time until receipt by the Administrative Agent of a specific written revocation of such instructions by the Company, provided, however, that the Administrative Agent may otherwise transfer funds as hereafter directed in writing by the Company in accordance with Section 13.1 of the Credit Agreement or based on any telephonic notice made in accordance with Section
2.3.11 of the Credit Agreement.

Facility Identification Number(s)____________________________________________

Customer/Account Name _______________________________________________________

Transfer Funds To__________________________________________________________

                 __________________________________________________________


For Account No. ___________________________________________________________

Reference/Attention To   _______________________________________________

Authorized Officer (Customer Representative)         Date



_________________________            _________________________________
(Please Print)                       Signature


Bank Officer Name                    Date  ____________________________

_______________________              __________________________________
(Please Print)                       Signature

(Deliver Completed Form to Credit Support Staff For Immediate Processing)

                                EXHIBIT "H"

                            ASSIGNMENT AGREEMENT

     This Assignment Agreement (this "Assignment Agreement") between__ _________________________(the "Assignor") and ______________________(the
"Assignee") is dated as of , 19 . The parties hereto agree as follows:

     1. PRELIMINARY STATEMENT. The Assignor is a party to a Credit Agreement (which, as it may be amended, modified, renewed or extended from time to time is herein called the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. ASSIGNMENT AND ASSUMPTION. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, all of the Assignor's rights and obligations under the Credit Agreement such that after giving effect to such assignment the Assignee shall have purchased pursuant to this Assignment Agreement the percentage interest specified in Item 3 of Schedule 1 of all outstanding rights and obligations under the Credit Agreement relating to the facilities listed in
Item 3 of Schedule 1 and the other Loan Documents. The aggregate Commitment (or Loans, if the applicable Commitment has been terminated) purchased by the Assignee hereunder is set forth in Item 4 of Schedule 1.

     3. EFFECTIVE DATE. The effective date of this Assignment Agreement (the "Effective Date") shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period agreed to by the Agent) after a Notice of Assignment substantially in the form of Exhibit "I" attached hereto has been delivered to the Agent. Such Notice of Assignment must include any consents required to be delivered to the Agent by Section 12.3.1 or 12.3.2 of the Credit Agreement. In no event will the Effective Date occur if the payments required to be made by the Assignee to the Assignor on the Effective Date under Sections 4 and 5 hereof are not made on the proposed Effective Date. The Assignor will notify the Assignee of the proposed Effective Date no later than the Business Day prior to the proposed Effective Date. As of the Effective Date, (i) the Assignee shall have the rights and obligations of a Lender under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder and (ii) the Assignor shall relinquish its rights and be released from its corresponding obligations under the Loan Documents with respect to the rights and obligations assigned to the Assignee hereunder.

     4. PAYMENTS OBLIGATIONS. On and after the Effective Date, the Assignee shall be entitled to receive from the Agent all payments of principal, interest and fees with respect to the interest assigned hereby. The
Assignee shall advance funds directly to the Agent with respect to all Loans and reimbursement payments made on or after the Effective Date with respect to the interest assigned hereby. [In consideration for the sale and assignment of Loans hereunder, (i) the Assignee shall pay the Assignor, on the Effective Date, an amount equal to the principal amount of the portion of all Floating Rate Loans assigned to the Assignee hereunder and (ii) with respect to each Fixed Rate Loan made by the Assignor and assigned to the Assignee hereunder which is outstanding on the Effective Date, (a) on the last day of the Interest Period therefor or (b) on such earlier date agreed to by the Assignor and the Assignee or (c) on the date on which any such Fixed Rate Loan either becomes due (by acceleration or otherwise) or is prepaid (the date as described in the foregoing clauses (a), (b) or (c) being hereinafter referred to as the "Payment Date"), the Assignee shall pay the Assignor an amount equal to the principal amount of the portion of such Fixed Rate Loan assigned to the Assignee which is outstanding on the Payment Date. If the Assignor and the Assignee agree that the Payment Date for such Fixed Rate Loan shall be the Effective Date, they shall agree to the interest rate applicable to the portion of such Loan assigned hereunder for the period from the Effective Date to the end of the existing Interest Period applicable to such Fixed Rate Loan (the "Agreed Interest Rate") and any interest received by the Assignee in excess of the Agreed Interest Rate shall be remitted to the Assignor. In the event interest for the period from the Effective Date to but not including the Payment Date is not paid by the Company with respect to any Fixed Rate Loan sold by the Assignor to the Assignee hereunder, the Assignee shall pay to the Assignor interest for such period on the portion of such Fixed Rate Loan sold by the Assignor to the Assignee hereunder at the applicable rate provided by the Credit Agreement. In the event a prepayment of any Fixed Rate Loan which is existing on the Payment Date and assigned by the Assignor to the Assignee hereunder occurs after the Payment Date but before the end of the Interest Period applicable to such Fixed Rate Loan, the Assignee shall remit to the Assignor the excess of the prepayment penalty paid with respect to the portion of such Fixed Rate Loan assigned to the Assignee hereunder over the amount which would have been paid if such prepayment penalty was calculated based on the Agreed Interest Rate. The Assignee will also promptly remit to the Assignor (i) any principal payments received from the Agent with respect to Fixed Rate Loans prior to the Payment Date and (ii) any amounts of interest on Loans and fees received from the Agent which relate to the portion of the Loans assigned to the Assignee hereunder for periods prior to the Effective Date, in the case of Floating Rate Loans or fees, or the Payment Date, in the case of Fixed Rate Loans, and not previously paid by the Assignee to the Assignor.]1 In the event that either party hereto receives any payment to which the other party hereto is entitled under this Assignment Agreement, then the party receiving such amount shall promptly remit it to the other party hereto.

    5. FEES PAYABLE BY THE ASSIGNEE. The Assignee shall pay to the Assignor a fee on each day on which a payment of interest or facility fees is made under the Credit Agreement with respect to the amounts assigned to the Assignee hereunder (other than a payment of interest or commitment fees for the period prior to the Effective Date or, in the

- --------
1 Each Assignor may insert its standard payment provisions in lieu of the payment terms included in this Exhibit.

case of Fixed Rate Loans, the Payment Date, which the Assignee is obligated to deliver to the Assignor pursuant to Section 4 hereof). The amount of such fee shall be the difference between (i) the interest or fee, as applicable, paid with respect to the amounts assigned to the Assignee hereunder and (ii) the interest or fee, as applicable, which would have been paid with respect to the amounts assigned to the Assignee hereunder if each interest rate was of 1% less than the interest rate paid by the Company or if the facility fee was of 1% less than the facility fee paid by the Company, as applicable. In addition, the Assignee agrees to pay % of the recordation fee required to be paid to the Agent in connection with this Assignment Agreement.

     6. REPRESENTATIONS OF THE ASSIGNOR; LIMITATIONS ON THE ASSIGNOR'S LIABILITY. The Assignor represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. It is understood and agreed that the assignment and assumption hereunder are made without recourse to the Assignor and that the Assignor makes no other representation or warranty of any kind to the Assignee. Neither the Assignor nor any of its officers, directors, employees, agents or attorneys shall be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of any Loan Document, including without limitation, documents granting the Assignor and the other Banks a security interest in assets of the Company or any guarantor, (ii) any representation, warranty or statement made in or in connection with any of the Loan Documents, (iii) the financial condition or creditworthiness of the Company or any guarantor, (iv) the performance of or compliance with any of the terms or provisions of any of the Loan Documents, (v) inspecting any of the Property, books or records of the
Company, (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or (vii) any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans or the Loan Documents.

     7. REPRESENTATIONS OF THE ASSIGNEE. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements requested by the Assignee and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement, (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information at it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Bank, (v) agrees that its payment instructions and notice instructions are as set forth in the attachment to
Schedule 1, (vi) confirms that none of the funds, monies, assets or other consideration being used to make the purchase and assumption hereunder are "plan assets" as defined under ERISA and that its rights, benefits and interests in and under the Loan Documents will not be "plan assets" under ERISA, [and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying that the Assignee is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes].2

     8. INDEMNITY. The Assignee agrees to indemnify and hold the Assignor harmless against any and all losses, costs and expenses (including, without limitation, reasonable attorneys' fees) and liabilities incurred by the Assignor in connection with or arising in any manner from the Assignee's non-performance of the obligations assumed under this Assignment Agreement.

     9. SUBSEQUENT ASSIGNMENTS. After the Effective Date, the Assignee shall have the right pursuant to Section 12.3.1 of the Credit Agreement to assign the rights which are assigned to the Assignee hereunder to any entity or person, provided that (i) any such subsequent assignment does not violate any of the terms and conditions of the Loan Documents or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Loan Documents has been obtained and (ii) unless the prior written consent of the Assignor is obtained, the Assignee is not thereby released from its obligations to the Assignor hereunder, if any remain unsatisfied, including, without limitation, its obligations under Sections 4, 5 and 8 hereof.

     10. REDUCTIONS OF AGGREGATE COMMITMENT. If any reduction in the Aggregate Commitment occurs between the date of this Assignment Agreement and the Effective Date, the percentage interest specified in Item 3 of
Schedule 1 shall remain the same, but the dollar amount purchased shall be recalculated based on the reduced Aggregate Commitment.

     11. ENTIRE AGREEMENT. This Assignment Agreement and the attached Notice of Assignment embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

 12. GOVERNING LAW. This Assignment Agreement shall be governed by the internal law, and not the law of conflicts, of the State of Illinois.

     13. NOTICES. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto (until notice of a change is delivered) shall be the address set forth in the attachment to Schedule 1.

- -------------
2 to be inserted if the Assignee is not incorporated under the laws of the United States, or a state thereof.

     IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                            [NAME OF ASSIGNOR]
                             By:    _______________________________________
                             Title: _______________________________________
                                    _______________________________________



                               [NAME OF ASSIGNEE]

                               By:  ________________________________________
                              Title:________________________________________
                                    _________________________________________
                                    __________________________________________

                                 SCHEDULE 1
                          to Assignment Agreement

1.   Description and Date of Credit Agreement:

     Credit Agreement by and among Thiokol Corporation, The First National Bank of Chicago, as Administrative Agent, and the Banks party thereto dated May 23, 1996.

2.   Date of Assignment Agreement:  ______________, 19__

3.   Amounts (As of Date of Item 2 above):

     a. Total of Commitments (Loans)*
        under Credit Agreement                                        $_______

     b.  Assignee's Percentage
         of Facility purchased
         under the Assignment
         Agreement**                                                  _______%

     c. Amount of Assigned Share in
        Facility purchased under
        the Assignment
        Agreement                                                    $________

4.   Assignee's Aggregate Loan
     Amount)*  Commitment Amount
     Purchased Hereunder:                                           $_________

5.   Proposed Effective Date:                              ___________________

Accepted and Agreed:

[NAME OF ASSIGNOR]                   [NAME OF ASSIGNEE]

By: _________________________         By:  ________________________________

Title: ______________________         Title: _______________________________



- --------------------------------------

     * If a Commitment has been terminated, insert outstanding Loans in place of Commitment

     ** Percentage taken to 10 decimal places

              Attachment to SCHEDULE 1 to ASSIGNMENT AGREEMENT

       Attach Assignor's Administrative Information Sheet, which must include notice address for the Assignor and the Assignee

                                EXHIBIT "I"
                          to Assignment Agreement

                                   NOTICE
                               OF ASSIGNMENT


                                                   _________________, 19__


To:      Thiokol Corporation
         2475 Washington Boulevard
         Ogden, Utah  84405
         Attn: Treasury Department, 4th Floor

         The First National Bank of Chicago
         Mail Suite 0362
         One First National Plaza
         Chicago, Illinois  60670-0362
         Attn:    Transportation Division,


From:    [NAME OF ASSIGNOR] (the "Assignor")

         [NAME OF ASSIGNEE] (the "Assignee")

     1. We refer to that Credit Agreement (the "Credit Agreement") described in Item 1 of Schedule 1 attached hereto ("Schedule 1"). Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

     2. This Notice of Assignment (this "Notice") is given and delivered to the Company and the Agent pursuant to Section 12.3.3 of the Credit Agreement.

     3. The Assignor and the Assignee have entered into an Assignment Agreement, dated as of_______ , 19__ (the "Assignment"), pursuant to which, among other things, the Assignor has sold, assigned, delegated and transferred to the Assignee, and the Assignee has purchased, accepted and assumed from the Assignor the percentage interest specified in Item 3 of
Schedule 1 of all outstandings, rights and obligations under the Credit Agreement relating to the facilities listed in Item 3 of Schedule 1. The Effective Date of the Assignment shall be the later of the date specified in Item 5 of Schedule 1 or two Business Days (or such shorter period as agreed to by the Agent) after this Notice of Assignment and any consents and fees required by Sections 12.3.1, 12.3.2, and 12.3.3 of the Credit Agreement have been delivered to the Agent, provided that the Effective Date shall not occur if any condition precedent agreed to by the Assignor and the Assignee has not been satisfied.

     4. The Assignor and the Assignee hereby give to the Company and the Agent notice of the assignment and delegation referred to herein. The Assignor will confer with the Agent before the date specified in Item 5 of Schedule 1 to determine if the Assignment Agreement will become effective on such date pursuant to Section 3 hereof, and will confer with the Agent to determine the Effective Date pursuant to Section 3 hereof if it occurs thereafter. The Assignor shall notify the Agent if the Assignment Agreement does not become effective on any proposed Effective Date as a result of the failure to satisfy the conditions precedent agreed to by the Assignor and the Assignee. At the request of the Agent, the Assignor will give the Agent written confirmation of the satisfaction of the conditions precedent.

     5. The Assignor or the Assignee shall pay to the Agent on or before the Effective Date the processing fee of $3,000 required by Section 12.3.3 of the Credit Agreement.

     6. If Notes are outstanding on the Effective Date, the Assignor and the Assignee request and direct that the Agent prepare and cause the Company to execute and deliver new Notes or, as appropriate, replacements notes, to the Assignor and the Assignee. The Assignor and, if applicable, the Assignee each agree to deliver to the Agent the original Note received by it from the Company upon its receipt of a new Note in the appropriate amount.

     7. The Assignee advises the Agent that notice and payment instructions are set forth in the attachment to Schedule 1.

     8. The Assignee hereby represents and warrants that none of the funds, monies, assets or other consideration being used to make the purchase pursuant to the Assignment are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

     9. The Assignee authorizes the Agent to act as its agent under the Loan Documents in accordance with the terms thereof. The Assignee acknowledges that the Agent has no duty to supply information with respect to the Company or the Loan Documents to the Assignee until the Assignee becomes a party to the Credit Agreement.*

NAME OF ASSIGNOR                        NAME OF ASSIGNEE


By:                                     By:

Title:                                  Title:


ACKNOWLEDGED AND CONSENTED TO           ACKNOWLEDGED AND CONSENTED TO
BY THE FIRST NATIONAL BANK OF CHICAGO   BY THIOKOL CORPORATION


By:                                     By:
Title:                                  Title:




               [Attach photocopy of Schedule 1 to Assignment]










+




- -------------------------
* May be eliminated if Assignee is a party to the Credit Agreement prior to the Effective Date.

                                SCHEDULE "1"

                                SUBSIDIARIES
                             (See Section 5.16)

         (Ownership interests are 100% unless otherwise indicated.)

                                SCHEDULE "2"

                        INDEBTEDNESS OF SUBSIDIARIES
                             (See Section 5.16)

                                SCHEDULE "3"

                                   LIENS
                            (See Section 6.2.6)



     There are no Liens outstanding by the Company or any Subsidiary except Liens permitted pursuant to Section 6.2.6 of the Credit Agreement.